Exhibit 2.22
MITEL NETWORKS CORPORATION

CLASS 1 CONVERTIBLE PREFERRED SHARE AND WARRANT
SUBSCRIPTION AGREEMENT

January 18, 2008

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TABLE OF CONTENTS
(continued)

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CLASS 1 CONVERTIBLE PREFERRED SHARE AND WARRANT SUBSCRIPTION
AGREEMENT
THIS AGREEMENT is made this 18th day of January, 2008,
BY AND AMONG:
MITEL NETWORKS CORPORATION, a corporation incorporated under the laws of Canada (the “Corporation”);
ARSENAL HOLDCO I, S.A.R.L. AND ARSENAL HOLDCO II, S.A.R.L. (collectively “Francisco Partners”); and
MORGAN STANLEY PRINCIPAL INVESTMENTS, INC. (“Morgan Stanley” and together with Francisco Partners, the “Investors”)
RECITAL:
The Corporation wishes to issue and sell an aggregate of 9,668 Class 1 Convertible Preferred Shares in the capital of the Corporation and warrants to purchase up to 732,618 Common Shares of the Corporation to the Investors and the Investors wish to purchase such shares and warrants upon the terms and conditions set forth in this Agreement (the “Investment”).
THEREFORE the parties agree as follows:
ARTICLE I
DEFINITIONS AND PRINCIPLES OF INTERPRETATION
1.1 Definitions
Whenever used in this Agreement (including the Recital hereto), the following words and terms shall have the meanings set out below:
“2006 Equity Compensation Plan” means the Corporation’s equity compensation plan approved by the shareholders on September 7, 2006, as amended from time to time;
“Affiliate” of a Person means any Person that would be deemed to be an “affiliated entity” of such first mentioned Person under National Instrument 45-106 promulgated under the Securities Act (Ontario) as it exists on the date of this Agreement;
“Agreement” means this Class 1 Convertible Preferred Share and Warrant Subscription Agreement, including all schedules and exhibits and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;
“Articles of Amendment” means the articles of amendment filed by the Corporation with Industry Canada on August 16, 2007 creating the Class 1 Shares;.

“Business” means the business of the Corporation and its Subsidiaries consisting of developing, selling, licensing, distributing, servicing and maintaining, as applicable, enterprise and customer premises business communications solutions and services, including advanced voice, video and data communications platforms over internet protocol, desktop phones, Internet appliances and client and server software applications and code (including applications for customer relationship management and mobility, messaging and multimedia collaboration), including the business of Inter-Tel (Delaware) Incorporated and its subsidiaries;
“Business Day” means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario and San Francisco, California are open for commercial banking business during normal banking hours;
“Canadian Securities Laws” means the securities legislation, regulations, rules and published policy statements, blanket orders and blanket rulings and other regulatory instruments of the securities commissions and other regulatory authorities of the Province of Ontario;
“Claim” means any act, omission or state of facts, and any Legal Proceeding, assessment, judgment, settlement or compromise relating thereto, which may give rise to a right to indemnification under Article VII of this Agreement;
“Class 1 Shares” means the Class 1 Convertible Preferred Shares in the capital of the Corporation;
“Class 1 Share Terms” has the meaning ascribed thereto in Section 2.5;
“Class 1 Units” has the meaning ascribed thereto in Section 2.1;
“Closing” means the completion of the subscription for the Purchased Shares and Warrants by the Investors as contemplated in this Agreement;
“Closing Date” means the date of the Closing or such earlier or later date as the Corporation and the Investors may agree in writing;
“Common Shares” means the common shares in the capital of the Corporation;
“Converted Shares” means the Common Shares issued or issuable upon the conversion of the Class 1 Shares and/or exercise of the Warrants;
“Disclosure Schedule” means the schedule of exceptions to the representations and warranties of the Corporation, attached as Schedule B;
“Encumbrance” means any mortgage, hypothec, lien (statutory or otherwise), charge, pledge, security interest, right of set-off, or other type of encumbrance whether fixed or floating, on any asset or assets, whether real, personal or mixed, tangible or intangible, or pledge or hypothecation of any such assets or any easement, conditional sales agreement or any other title retention agreement or arrangement relating to any such assets, option, right of pre-emption, privilege, or any obligation to assign, license or sub-license any asset, or any action, claim, right to salvage, execution or demand of any nature whatsoever, howsoever created or arising, or any contract to create any of the foregoing (other than any lien for taxes not yet due and owing);
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
“Expenses” has the meaning ascribed thereto in Section 7.1;
“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, Crown corporation, court, board, tribunal, dispute settlement panel or body or other law, rule or regulation-making entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;
“Insiders” has the meaning ascribed thereto in the Securities Act (Ontario);
“Investment” has the meaning ascribed thereto in the Recital hereto;
“Legal Proceeding” means any litigation, action, suit, investigation, inquiry, hearing, claim, complaint, grievance, arbitration proceeding, mediation, alternative dispute resolution procedure or other proceeding (court, administrative, regulatory or otherwise), and includes any appeal or review of and any application for same;
“Liens” means any and all liens, claims, mortgages, hypothecs, security interests, charges, Encumbrances, and restrictions on transfer of any kind, except, in the case of references to securities, any of the same arising under applicable corporate or securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration or prospectus requirements under such securities laws or otherwise arising pursuant to the Shareholders Agreement or Registration Rights Agreement;
“Loss” means any and all loss, liability, damage, cost, expense, charge, fine, penalty or assessment (including consequential damages, but excluding loss of profits or revenue), resulting from or arising out of any Claim, including the costs and expenses of any Legal Proceeding in relation to any such Claim, and any assessment, judgment, settlement or compromise relating thereto and all interest, punitive damages, fines and penalties and reasonable legal fees and expenses incurred in connection therewith;
“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), operations, business or assets of the Corporation and the Subsidiaries taken as a whole or the Corporation’s ability to consummate the transactions hereby contemplated other than a Material Adverse Effect resulting from industry wide conditions;
“Material Subsidiary” means each of Mitel Networks Holding Limited, Mitel Networks Limited, Mitel Networks, Inc., Mitel Networks International Limited, Mitel Networks Overseas Limited, Mitel U.S. Holdings, Inc., Inter-Tel (Delaware) Incorporated and Inter-Tel Lake Limited;

“Other Agreements” means all of the agreements, instruments, certificates, and other documents, including the Shareholders Agreement, the Registration Rights Agreement and the Warrants, executed and delivered by or on behalf of the Corporation or the Investors or any of their respective Affiliates at the Closing or otherwise in connection with this Agreement and the transactions contemplated herein (including, without limitation, the certificates referred to in Section 2.4(b)(ii));
“Party” or “Parties” means a party to this Agreement;
“Permit” means any permit, license, approval, authorization, certificate, directive, order, variance, registration, right, privilege, concession or franchise issued, granted, conferred or otherwise created by any Governmental Authority;
“Permitted Transferee” has the meaning ascribed to such term in the Shareholders Agreement;
“Person” means any individual, sole proprietorship, partnership, unlimited liability company, limited liability company, limited partnership, firm, joint venture, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, corporation, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;
“Purchase Price” has the meaning ascribed thereto in Section 2.2;
“Purchased Shares” has the meaning ascribed thereto in Section 2.1;
“Registration Rights Agreement” means the registration rights agreement dated August 16, 2007 among the Corporation, the Investors and certain other shareholders of the Corporation;
“SEC” means the United States Securities and Exchange Commission;
“Securities” means Purchased Shares, Warrants and Converted Shares;
“Securities Act” means the United States Securities Act of 1933, as amended;
“Securities Authorities” means the securities commissions and other regulatory authorities administering Canadian Securities Laws;
“Shareholders Agreement” means the shareholders agreement dated August 16, 2007 among the Corporation, the Investors and certain other shareholders of the Corporation;
“Stock Option Plan” means the stock option plan of the Corporation enacted on March 6, 2001, as amended on May 8, 2001, August 3, 2001, June 18, 2002, September 6, 2002, June 13, 2003, July 15, 2004, March 17, 2005 and September 9, 2005;
“Subsidiaries” means: (a) any corporation at least a majority of whose outstanding voting shares is owned, directly or indirectly, by the Corporation or by one or more of its

Subsidiaries, or by the Corporation and by one or more of its Subsidiaries; (b) any general partnership, at least a majority of whose outstanding partnership interests shall at the time be owned by the Corporation, or by one or more of its Subsidiaries, or by the Corporation and one or more of its Subsidiaries; (c) any limited partnership of which the Corporation or any of its Subsidiaries is a general partner, and “Subsidiary” means any one of them; and (d) any limited liability company of which the Corporation or any of its subsidiaries is a managing member;
“Time of Closing” means 11:00 a.m. (Eastern standard time) on the Closing Date; and
“Warrants” means warrants to purchase up to 732,618 Common Shares of the Corporation.
1.2 Certain Rules of Interpretation in this Agreement:
(a)	Currency — Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America.

(b)	Governing Law — This Agreement is a contract made under and shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. Any Legal Proceeding arising out of or relating to this Agreement shall be brought in the courts of New York and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

(c)	Headings — Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(d)	Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(e)	Statutory References — A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(f)	Time Periods — Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(g)	Time — Time is of the essence in the performance of the Parties’ respective obligations under this Agreement.

(h)	Business Days — If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

(i)	Including — Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(j)	No Strict Construction — The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(k)	Severability — If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.
1.3 Knowledge
Any reference to the knowledge or awareness of the Corporation or a Subsidiary or like terms shall mean the actual knowledge of Don Smith, Steve Spooner, Greg Hiscock, Doug McCarthy Paul Butcher, Sheryl Urie and Todd Richardson, and any knowledge which any such individual could reasonably have acquired through the exercise of due inquiry regarding the relevant matter.
1.4 Entire Agreement
This Agreement and the Other Agreements together constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties with respect to the subject matter of this Agreement and the Other Agreements and supersede all prior understandings, agreements, negotiations and discussions between the Parties. There are no covenants, promises, representations, warranties, terms, conditions, undertakings, understandings or other agreements, oral or written, express, implied or collateral, between the Parties in connection with the subject matter of this Agreement and the Other Agreements other than as expressly set forth or referred to in this Agreement, or the Other Agreements.
1.5 Schedules
The Schedules to this Agreement, as listed below, are an integral part of this Agreement:
Schedule A — Post-Closing Capitalization Table

Schedule B — Disclosure Schedule

Schedule C — Investors
1.6 Exhibits
The Exhibit to this Agreement, as listed below, is an integral part of this Agreement:

Exhibit A — Form of Warrant
ARTICLE II
SHARE AND WARRANT SUBSCRIPTION
2.1 Subscription and Issuance of Purchased Shares and Warrants
Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Corporation hereby agrees to issue and sell to the Investors and the Investors agree to purchase from the Corporation an aggregate of 9,668 of the Corporation’s authorized but unissued Class 1 Shares (the “Purchased Shares”) and the Warrants (together with the Purchased Shares the “Class 1 Units”). Each Class 1 Unit consists of one Class 1 Share and Warrants to purchase up to 75.777 Common Shares. The Purchased Shares and the Warrants shall be allocated among the Investors as set forth in Schedule C.
2.2 Purchase Price
The purchase price for each Class 1 Unit shall be US $1,034.44. The aggregate purchase price (the “Purchase Price”) for the Class 1 Units shall equal US$10,000,966.
2.3 Closing
The Closing shall take place at the Time of Closing on the Closing Date at the offices of the Corporation’s legal counsel, or at such other place as the Corporation and the Investors may agree. At the Closing, the Corporation shall issue and sell, and the Investors, severally and not jointly, shall purchase, the Class 1 Units for the Purchase Price.
2.4 Closing Deliveries
(a)	At the Closing:
(i)	the Corporation shall deliver to the Investors one or more certificates representing the Purchased Shares and the Warrants, free and clear of all Liens, registered in the name of the Investors (or as directed in writing by the Investors) in the Corporation’s records, in the amounts set forth next to such Investor’s name on Schedule C hereto; and

(ii)	each of the Investors shall pay to the Corporation (or as it may otherwise direct) its respective portion of the Purchase Price by bank draft or wire transfer of immediately available funds.
(b)	At the Closing, the Corporation shall also deliver or cause to be delivered to the Investors each of the following, together with such other documents as the Investors may reasonably require:
(i)	a certificate of compliance issued by Industry Canada dated the Closing Date with respect to the legal existence and good standing of the Corporation under the laws of Canada;

(ii)	a certificate of the Corporation’s President or another authorized officer of the Corporation, not in his personal capacity, dated as of the Closing Date, in form reasonably satisfactory to the Investors, certifying: (A) an attached true and complete copy of the Corporation’s articles of incorporation together with all amendments thereto; (B) an attached true and complete copy of the Corporation’s current by-laws; (C) an attached true and complete copy of the resolutions of the Corporation’s board of directors and, if necessary, shareholders, respectively, with respect to the transactions hereby contemplated or otherwise to be effected at the Closing; and (D) the incumbency of the Corporation’s officers;

(iii)	a certificate of the Corporation’s President or another authorized officer of the Corporation, not in his personal capacity, in a form reasonably satisfactory to the Investors, certifying for and on behalf of the Corporation that the Corporation has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with or satisfied at or prior to the Time of Closing on the Closing Date; and

(iv)	payment of the amounts then due under Section 6.1.
2.5 Acknowledgement and Consent
Francisco Partners, as Class 1 Majority Holders (as that term is defined Schedule A to the Articles of Amendment, the “Class 1 Share Terms”), hereby acknowledge and approve the issuance of the Class 1 Shares subscribed for in this Agreement, pursuant to section 8.3 of the Class 1 Share Terms.
Francisco Partners, as an Investors Majority (as that term is defined in the Shareholders Agreement), hereby consent to the issuance of the Class 1 Shares subscribed for in this Agreement, pursuant to section 2.8 of the Shareholders Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
The Corporation represents and warrants to the Investors as of the Time of Closing as follows, and acknowledges that the Investors are relying on such representations and warranties in connection with the transactions contemplated herein:
3.1 Incorporation and Organization
The Corporation is a corporation duly incorporated, organized and validly subsisting under the laws of Canada, and is in good standing under such laws. The Corporation has full corporate power, authority and capacity: (i) to own or lease and operate its properties and assets; (ii) to carry on its Business as presently conducted and proposed to be conducted; and (iii) to execute and deliver this Agreement and the Other Agreements and to perform all obligations contemplated herein or therein, including the issue, sale and delivery of the Purchased Shares and Warrants, the issue and delivery of any and all Converted Shares on the conversion of the Purchased Shares and exercise of the Warrants.

3.2 Corporate Records
The minute books of the Corporation and the minute books of each Material Subsidiary are up-to-date and have been maintained in accordance with the applicable law of their respective jurisdictions of incorporation. Such minute books contain all articles and by-laws and a complete and accurate record of all resolutions and meetings and actions of directors (and committees thereof) and shareholders of the Corporation and each Material Subsidiary since the respective dates of incorporation of the Corporation and each Material Subsidiary, and reflect all transactions referred to in such proceedings accurately up until and including the Closing Date. All such meetings were duly called and held and all such by-laws and resolutions were duly passed or enacted. The share ledgers and registers of the Corporation and each Material Subsidiary as at the Closing Date are complete and reflect all issuances, transfers, repurchases and cancellations of shares in the capital of the Corporation and each Material Subsidiary, as applicable, as at the Closing Date. The full and complete minute books of the Corporation and each Material Subsidiary have been made available to the Investors or its counsel for review, upon request.
3.3 Subsidiaries
The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as set forth in Section 3.3 of the Disclosure Schedule. Each of the Subsidiaries is duly incorporated, organized and validly subsisting under the laws of its jurisdiction of incorporation, and, except as disclosed in Section 3.3 of the Disclosure Schedule, is in good standing under such laws. All of the issued and outstanding shares of each Subsidiary have been duly authorized and are validly issued, fully-paid and non-assessable and are free and clear of Liens. Except for the Subsidiaries and except as set forth in Section 3.3 of the Disclosure Schedule, neither the Corporation nor any Subsidiary is or has been a partner in any partnership, participated in a joint venture, or owns or agreed or become bound to acquire any securities issued by, or acquire any equity or other ownership interest in, any other business or Person. The Material Subsidiaries are the only Subsidiaries that hold material assets or have material liabilities or that are otherwise material to the condition (financial or otherwise), operations, business, assets, or prospects of the Corporation and the Subsidiaries, taken as a whole. Each of the Material Subsidiaries has full corporate power, authority and capacity: (i) to own or lease and operate its properties and assets; and (ii) to carry on its Business as presently conducted and proposed to be conducted. None of the Subsidiaries incorporated under the laws of United Kingdom are dormant (within the meaning of section 249AA of the United Kingdom Companies Act 1985).
3.4 Qualification in Foreign Jurisdictions
The Corporation and each Subsidiary is duly qualified to carry on the Business and is in good standing as a foreign corporation in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary (other than any jurisdictions in which the failure to so qualify or be in good standing would not, either in any case or in the aggregate, have a Material Adverse Effect).

3.5 Authorized, Issued and Outstanding Capital
The authorized capital of the Corporation consists of: (A) an unlimited number of Common Shares; (B) an unlimited number of Class 1 Convertible Preferred Shares; and (C) an unlimited number of Class 2 Preferred Shares.
213,279,589 Common Shares, 316,755 Class 1 Shares and no other shares will be issued and outstanding at the Time of Closing, and all of such issued and outstanding shares, and the Purchased Shares, are or will be at the Time of Closing, duly authorized, validly issued, fully-paid and non-assessable.
(a)	Other than as set out in Section 3.5 of the Disclosure Schedule and other than as contemplated in this Agreement, neither the Corporation nor any Subsidiary is bound by, and has any obligation to grant or enter into, any outstanding subscriptions, options, warrants, calls, commitments, or contracts of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any: (i) shares or any other equity or other security, or (ii) securities convertible (including convertible debt securities) into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares or any other equity or other security in the capital of the Corporation or any Subsidiary, as applicable.

(b)	An aggregate of 60,464,204 Common Shares (and no other shares) have been reserved for issuance to eligible directors, officers, consultants and employees of the Corporation and the Subsidiaries under the Stock Option Plan and 2006 Equity Compensation Plan. To the date hereof, options to purchase an aggregate of 30,314,076 Common Shares (and no other options) are outstanding under the Stock Option Plan and 2006 Equity Compensation Plan. Except as disclosed in Section 3.5 of the Disclosure Schedule, all options vest (subject to earlier termination on termination of service of the grantee) as to 25% of the shares subject to option on the first anniversary of the date of grant, and thereafter at a rate of 25% each year for a period of three years. Except as disclosed in Section 3.5 of the Disclosure Schedule, the Corporation has no present intention to re-price or exchange options granted under the Stock Option Plan and 2006 Equity Compensation Plan or change its practice with respect to the vesting of options granted thereunder, nor has it indicated to any Person any such intention. Other than the Stock Option Plan and 2006 Equity Compensation Plan and except as disclosed in Section 3.5 of the Disclosure Schedule, neither the Corporation nor any Subsidiary has any stock option plan, restricted share plan, share purchase plan, stock appreciation rights, phantom stock option plan or similar plan or arrangement providing for any equity-based compensation for the benefit of its officers, directors, employees, consultants or other service providers.

(c)	Except as set forth in Section 3.5 of the Disclosure Schedule and except as contemplated in this Agreement, neither the Corporation nor any Subsidiary: (i) has any outstanding obligation, contingent or otherwise, contractual or otherwise, to repurchase, redeem, or otherwise acquire any of its shares or other equity securities or to pay any dividend or make any distribution to its shareholders; (ii) is a party to or bound by any contract relating to the voting of any of its securities or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer or alienate outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; (iii) has knowledge of any contract relating to the voting of any of its securities or that relates to or restricts the management of the Corporation or any Subsidiary or that creates a voting trust, voting agreement, pooling agreement, drag-along, right of first refusal, pre-emptive right or proxy, or that restricts the ability of the shareholders to freely transfer, alienate, assign or encumber outstanding securities of the Corporation or any Subsidiary or securities which hereafter may be issued; or (iv) is a party to or bound by any contract under which any Person has the right to require it (x) to effect, or to include any securities held by such Person in, any registration under the Securities Act or any qualification by prospectus under Canadian Securities Laws, or any similar registration or qualification in any other jurisdiction, or (y) to distribute any such securities to the public in Canada, the United States or any other jurisdiction.

(d)	Except as set forth in Section 3.5 of the Disclosure Schedule and except as contemplated in this Agreement, there are no price protection, price adjustment, anti-dilution or other similar rights (either retrospective or prospective) attached to any outstanding securities of the Corporation or any Subsidiary.

(e)	The Corporation has duly reserved and shall continue at all times to reserve, solely for the purpose of issuance upon conversion of the Purchased Shares and exercise of the Warrants, a number of Converted Shares sufficient to cover the conversion of all such Purchased Shares and exercise of the Warrants. The Converted Shares issuable upon conversion of the Purchased Shares and exercise of the Warrants have been duly authorized and reserved for issuance and, when issued upon conversion or exercise of the Purchased Shares and Warrants, shall be validly issued, fully paid and non-assessable, and free and clear of Liens.
3.6 Lawful Issuance
The Purchased Shares and Warrants have been offered and (as and when issued) shall be issued and sold, in compliance with: (i) all applicable pre-emptive or similar rights of all Persons (except for any non-compliance which has been waived in writing); (ii) all applicable provisions of applicable securities laws in Canada, the United States and the United Kingdom in transactions exempt from the prospectus, registration or analogous requirements of such securities laws (subject to and assuming the accuracy of any representations and warranties made by purchasers of such securities, and the representations of the Investors contained in Article IV hereof to the Corporation); and (iii) all other applicable laws. No Person has any valid right to rescind any purchase of, or any statutory rights of action with respect to, any shares or other securities in the capital of the Corporation or any Subsidiary, except in accordance with this Agreement.
3.7 Corporate Authorization
This Agreement and the Other Agreements, and the transactions contemplated hereby and thereby, have been duly approved and authorized by all requisite corporate action on the part of the Corporation, and this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes, and each of the Other Agreements constitute, a legal, valid, and binding obligation of the Corporation enforceable against it in accordance with its terms (subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction). The execution, delivery, and performance by the Corporation of this Agreement and the Other Agreements in accordance with their respective terms, and the consummation by the Corporation of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of: (i) the articles or by-laws of the Corporation or any Subsidiary; (ii) any judgment, decree, order, statute, rule, or regulation binding on or applicable to any of them; or (iii) any contract to which the Corporation or any Subsidiary is a party or by which any of its assets are bound; or (iv) any Permit held by the Corporation or any Subsidiary. Any existing rights of first refusal or pre-emptive rights, or other rights restricting the issuance of securities of the Corporation, pursuant to the Shareholders Agreement or otherwise, will have either been complied with, or duly and validly waived, with respect to the issuance of the Purchased Shares and Warrants and the Converted Shares prior to the Time of Closing on the Closing Date.
3.8 No Governmental or Third Party Consents
Except as disclosed in Section 3.8 of the Disclosure Schedule, no material consent, approval, authorization, declaration, filing, or registration with any Governmental Authority or other Person is required to be made or obtained by the Corporation in connection with: (i) the execution and delivery of this Agreement or the Other Agreements; or (ii) the performance by the Corporation of its obligations hereunder, thereunder or under the articles of the Corporation, as amended, except as may be required pursuant to applicable securities laws (including Canadian Securities Laws) to report the issuance and sale of securities issued or issuable pursuant to the transactions contemplated in this Agreement and the Other Agreements and except for such filings required to be made with the SEC with respect to the transactions contemplated in this Agreement and the Other Agreements.
3.9 Compliance with Securities Law
Subject to and assuming the accuracy of the representations and warranties given by the Investors in Article IV, the offer, issuance, and delivery of the Purchased Shares and Warrants and the Converted Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act, and are exempt from the prospectus, registration and/or qualification requirements, as applicable, under any applicable states’ securities laws and are exempt from the prospectus and registration requirements under Canadian Securities Laws.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
Each Investor, severally and not jointly, represents and warrants to the Corporation as of Closing as follows, and acknowledges that the representations and warranties contained in this Agreement are made by it with the intent that they may be relied upon by the Corporation in determining the Investor’s eligibility to purchase the Purchased Shares and Warrants.

4.1 No Public Sale or Distribution
Such Investor is (i) acquiring the Purchased Shares and Warrants set forth in Schedule C and (ii) upon conversion of the Purchased Shares and exercise of the Warrants, will acquire the Common Shares for its own account for investment purposes only and not for the benefit of any other person and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of provincial, state or federal securities Laws in Canada or the United States.
4.2 Accredited Investor Status
Such Investor is an “accredited investor” as defined in National Instrument 45-106.
Such Investor is not an entity formed for the sole purpose of acquiring the Securities. Such investor will provide a declaration to the Corporation with respect to its accredited investor status in a form acceptable to the Corporation.
4.3 U.S. Accredited Investor Status
Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act pursuant to one of the categories below:
(a)	Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total asset sin excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(c)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

(d)	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

(e)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000. As used herein, the term “net worth” means the excess of total assets over total liabilities, in computing net worth, the principal residence of the investor must be valued at cost, including cost of improvements, or at recently apprised value by an institutional lender making a secured loan, net of encumbrances. In determining income, an investor should add to adjusted gross income any amount attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income;

(f)	Any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; or

(h)	Any entity in which all of the equity owners are Accredited Investors as set forth above.
4.4 Reliance on Exemptions.
Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from (i) the registration requirements of United States federal and state securities laws and (ii) the prospectus and registration requirements of Canadian Securities Laws and that the Corporation is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.
4.5 No General Solicitation or Advertising
Such Investor acknowledges that it is not purchasing the Securities as a result of any general solicitation or general advertising, as such terms are used in Rule 502(c) of Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.6 Information
Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Corporation and materials relating to the offer and sale of the Securities which have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of, and receive answers from, the Corporation. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Corporation’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk and is able to bear the economic risk of a loss of all of such investment. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
4.7 No Governmental Review
Such Investor understands that no United States or Canadian federal, state or provincial agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
4.8 Transfer or Resale
Such Investor understands that: (i) except as provided in the Registration Rights Agreement, the Securities have not been and will not be registered under the Securities Act or any state securities laws or qualified under Canadian Securities Laws; and (ii) such Investor understands and acknowledges that the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act, and such Investor agrees that if it decides to offer, sell or otherwise transfer any of the Securities, such Securities may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Corporation; (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act (“Regulation S”) and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by (i) Rule 144 or (ii) Rule 144A thereunder, if available, and in compliance with any applicable state securities laws or (2) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and the seller shall, in the case of transfers pursuant to D(1)(i) or D(2) above, be required to furnish to the Corporation an opinion to such effect from counsel of recognized standing reasonably satisfactory to the Corporation prior to such offer, sale or transfer.
4.9 Legends
Such Investor understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state or provincial securities laws, the certificates or other instruments representing the Securities, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the following legend:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) JANUARY 18, 2008, AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”
THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF MITEL NETWORKS CORPORATION (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (B) TO THE CORPORATION; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS; OR (D) WITHIN THE UNITED STATES (1) IN ACCORDANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, SUCH AS THAT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER SHALL, IN THE CASE OF TRANSFERS PURSUANT TO D(1)(1) OR D(2) ABOVE, BE REQUIRED TO FURNISH TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION PRIOR TO SUCH OFFER, SALE OR TRANSFER.
SUBJECT TO THE EXPIRATION OF THE PERIOD DESCRIBED IN THE FIRST PARAGRAPH OF THIS LEGEND, AND PROVIDED THAT THE CORPORATION IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S OF THE SECURITIES ACT, A NEW CERTIFICATE, BEARING NO LEGEND MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT FOR THESE SECURITIES (THE “TRANSFER AGENT”) UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. THE TRANSFER AGENT MAY ALSO REQUIRE AN OPINION OF COUNSEL IN CONNECTION WITH ANY OFFER, SALE, PLEDGE OR TRANSFER OF THE SECURITIES BY THE HOLDER HEREOF.”

provided, that if the Securities are being sold under Section 4.8(ii)(C) above, and provided that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, the second and third paragraphs of the legend above may be removed by providing a declaration to the registrar and transfer agent for the Securities (the “Transfer Agent”), as set forth below (or as the Corporation may from time to time prescribe) and, if required by the Transfer Agent, an opinion of counsel of recognized standing satisfactory to the Transfer Agent, that such legend is no longer required under applicable requirements of the Securities Act or U.S. state securities laws:
“The undersigned (a) acknowledges that the sale of the securities of Mitel Networks Corporation (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “Securities Act”) and (b) certifies that (1) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Corporation (except for any officer or director who is an affiliate solely by virtue of holding such position), (2) the offer of the securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as such term is defined in Regulation S) in the United States in connection with the offer and sale of the securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S, with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Terms used herein have the meanings given to them by Regulation S.”
and provided, further, that, if any of the Securities are being sold under Section 4.8(ii)(D)(1)(i) or (D)(2) above, the second and third paragraphs of the legend above may be removed by delivery to the Transfer Agent of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the Securities Act or U.S. state securities laws.
4.10 Consent
Such Investor consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set forth and described herein.
4.11 Foreign Issuer
Such Investor understands and acknowledges that the Corporation (i) is not obligated to remain a “foreign issuer” within the meaning of Regulation S under the Securities Act, (ii) may not, at the time the Securities are resold or converted by such Investor, or at any other time, be a foreign issuer; and (iii) may engage in one or more transactions which could cause the Corporation to not be a foreign issuer.
4.12 Compliance with Transfer Restrictions
The Transfer Agent will not be required to accept the registration of transfer of any Securities, except upon presentation of evidence satisfactory to the Corporation that the applicable transfer restrictions have been complied with.
4.13 Filings
If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Corporation, such Investor will execute, deliver and file and otherwise assist the Corporation in filing customary reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.
4.14 Validity; Enforcement
This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and constitutes the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
4.15 Residency
For purposes of securities Laws, such Investor is a resident of that jurisdiction specified below its address in Schedule C.
4.16 No Representations Regarding Resale
Except as provided in the Registration Rights Agreement, no Person has made any written or oral representation to such Investor:
(a)	that the Person will resell or repurchase the Securities;

(b)	that any Person will refund the purchase price of such Securities;

(c)	as to the future price or value of such Securities; or

(d)	that such Securities will be listed on any stock exchange or that application has been or will be made to list such Securities upon any stock exchange.

ARTICLE V
REGISTRATION AND TRANSFER OF SECURITIES
5.1 Transfer and Exchange of Purchased Shares
The Corporation shall maintain at its registered office a register in which shall be entered the names and addresses of the holders of the Corporation’s shares and the particulars of the respective shares held by them and of all transfers of shares or conversions of shares. Upon surrender at such office of any certificate representing shares for registration of conversion, exchange, or transfer (subject to compliance with the applicable provisions of this Agreement, the Shareholders Agreement, any of the Other Agreements and the Corporation’s Articles of Incorporation), the Corporation shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for such shares registered as such holder may request. Any certificate representing shares surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing.
5.2 Replacement of Certificates
In the case of any loss, theft, destruction, or mutilation of the certificate representing any of the Securities, upon receipt of evidence thereof reasonably satisfactory to the Corporation, and (i) in the case of any such loss, theft, or destruction, upon delivery of an indemnity bond or agreement in such reasonable amount as the Corporation may determine, or (ii) in the case of any such mutilation, upon the surrender to the Corporation at its principal office of such mutilated certificate for cancellation, the Corporation shall execute and deliver, in lieu thereof, new certificates. Any old certificate in lieu of which any such new certificate has been so executed and delivered by the Corporation shall not be deemed to be outstanding for any purpose whatsoever.
ARTICLE VI
EXPENSES
6.1 Reimbursement of Expenses
The Corporation shall pay or reimburse to the Investors, or such other Person as the Investors may direct, as applicable, all reasonable: (i) legal fees; (ii) professional fees and disbursements; (iii) filing fees (including in respect of any filings required under competition laws); and (iv) out of pocket costs (including any applicable taxes thereon, other than taxes in respect of which the Investors are entitled to obtain a refund from the relevant tax authority and which would result in the Investors being reimbursed for more than its actual out-of-pocket expenses) incurred by or for the account of the Investors in connection with the transactions contemplated by this Agreement (the “Expenses”). The Expenses shall be paid on the Closing. At the request of the Corporation, the Investors will arrange, where reasonably practicable, for certain of the Expenses to be invoiced directly to the Corporation by the Person to whom payment is to be made.

6.2 Broker Fees
The Investors shall not be liable for any brokerage commission, finder’s fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, the Corporation or any its Affiliates or Insiders.
6.3 Put Option
Notwithstanding anything to the contrary in any other provision of this Agreement or the Articles of Amendment, at the time of any Liquidation Event or Change of Control Event (as defined in the Articles of Amendment) or any event that would result in a redemption under Article 7 of the Articles of Amendment of all or part of their Class 1 Shares, the Corporation shall, if requested in writing at least 10 days prior to that time by one or more holders of record of Class 1 Shares who hold collectively more than 10% of the outstanding Class 1 Shares, provide the requesting holders of Class 1 Shares with the option of transferring such Class 1 Shares to a controlled Affiliate of the Corporation in exchange for consideration per Class 1 Share equal to the TR Value (as defined in the Articles of Amendment) or in the case of a redemption at the election of the Class 1 Majority Holders (as defined in the Articles of Amendment) after the Redemption Trigger Date (as defined in the Articles of Amendment) but before the seventh anniversary from the Original Issuance Date (as defined in the Articles of Amendment), the NA Value (as defined in the Articles of Amendment), prior to any redemption of such Class 1 Shares; provided, however, that the Corporation shall have no obligation to do so if, acting reasonably, it determines that providing such option is not permissible under applicable Canadian federal corporate law. The requesting holders shall promptly indemnify the Corporation for any losses, costs and expenses of the Corporation associated with providing this option (including reasonable legal fees and disbursements).
6.4 Withholding
Any and all payments made by the Corporation of dividends or distributions (including deemed dividends, distributions, or the exercise by the Corporation of its rights of first refusal pursuant to Section 6.2 of the Shareholders Agreement) in respect of the Class 1 Shares shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto. If the Corporation is required by law to deduct or withhold any taxes from or in respect of any amount payable in respect of the Class 1 Shares to any holder of Class 1 Shares, (i) the sum payable shall be increased by the Corporation as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.4) such holder of Class 1 Shares shall receive an amount equal to the sum such holder would have received had no such withholding or deduction been made, (ii) the Corporation shall timely pay directly to the relevant authority in accordance with applicable law the full amount required to be so withheld or deducted; and (iii) the Corporation shall promptly forward to each holder of Class 1 Shares an official receipt or other documentation (or copy thereof) reasonably satisfactory to such holder of Class 1 Shares evidencing such payment to such authority. Notwithstanding anything else in this Section 6.4, the Corporation shall not be obligated to pay any amount pursuant to this Section 6.4 to a holder of Class 1 Shares in excess of 5% of the amount of the dividend or distribution paid to such holder.

ARTICLE VII
INDEMNIFICATION
7.1 Non-Merger and Exclusive Remedy
(a)	The representations, warranties, covenants and other obligations of the Corporation contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Investors or their agents with respect thereto, shall continue in full force and effect for the benefit of the Investors, each holder of Securities, and all Permitted Transferees holding any Securities (but limited in the case of Permitted Transferees to the amounts in respect of which the original holder of such Securities would be entitled to indemnification under this Article VII). All claims by the Investors, each holder of Securities, and all Permitted Transferees holding any Securities in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this Article VII and the rights of indemnity in this Article I shall be the sole and exclusive remedy of such Persons in respect of such claims, except for breach of covenant, fraud, intentional breach or equitable remedies.

(b)	The representations, warranties, covenants and other obligations of Investors which are contained in this Agreement and each of the Other Agreements shall not merge on the Closing and, notwithstanding the Closing or any investigation made by the Corporation or its agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation. All claims by the Corporation after Closing in respect of such representations, warranties, covenants and obligations shall be subject to the conditions and limitations set forth in this Article VII and the rights of indemnity in this Article VII shall be the sole and exclusive remedy of the Corporation in respect of such claims.
7.2 General Indemnification
Subject to the limitations in Sections 7.4 and 7.5, (i) the Corporation shall (without duplication in respect of any Loss) indemnify, defend and save harmless the Investors, each holder of Securities, and all Permitted Transferees holding any Securities, and each of their partners, shareholders, officers, directors, employees, agents, representatives and successors, and (ii) the Investors, each holder of Securities, and all Permitted Transferees holding any Securities shall, severally and not jointly, indemnify, defend and save harmless the Corporation, and each of its shareholders, officers, directors, employees, agents, representatives and successors (the Person or Persons so covenanting and agreeing to indemnify another Person or Persons being referred to in this Article VII as the “Indemnifying Party” and the Person or Persons to be indemnified being referred to collectively as the “Indemnitees” and individually an “Indemnitee”), on an after-tax basis as contemplated by Section 7.13, from and against any and all Losses suffered or incurred by the Indemnitee, as a direct or indirect result of, or arising in connection with or related in any manner whatever to:
(a)	any misrepresentation or breach of warranty made or given by (or in the case of the representations and warranties in Article IV, on behalf of) such Indemnifying Party in this Agreement or any Other Agreement; or

(b)	any failure by such Indemnifying Party to observe or perform any covenant or obligation contained in this Agreement or any Other Agreement.
7.3 Agency for Representatives
The Investors agree that they accept each indemnity in favor of the Persons identified in clause (i) of Section 7.2, as agent and trustee of such Persons to the extent that they become Indemnitees hereunder. The Corporation agrees that the Investors may enforce an indemnity in favor of the Persons identified in clause (i) of Section 7.2 on behalf of such Persons to the extent they become an Indemnitee hereunder.
7.4 Time Limitations
(a)	Subject to Section 7.4(b), the Indemnifying Party shall have no liability to any Indemnitee for any Loss arising from any Claim (including any Third Party Claim) relating to a breach of any representation or warranty contained in this Agreement or any Other Agreement unless the Indemnitee gives written notice to the Indemnifying Party specifying in reasonable detail the factual basis of the Claim and a reasonable estimate of the amount thereof on or before that date which is two years after the Closing Date.

(b)	Despite the provisions of Section 7.4(a), (i) notice with respect to Claims relating to Section 3.1 (Incorporation and Organization), Section 3.5 (Authorized, Issued and Outstanding Capital) or Section 3.7 (Corporate Authorization) may be given at any time after the Closing Date without limitation as to time. All covenants and obligations contained in this Agreement or any Other Agreement, which, by their terms, contemplate performance after the Closing Date, shall survive in accordance with their terms, and notice with respect to Claims relating to such covenants and obligations shall be given within 90 days of the expiration of such terms.

(c)	For greater certainty, if the Indemnitee has not given notice, in the manner and within the time periods prescribed in Sections 7.4(a) and 7.4(b), to the Indemnifying Party of an alleged Loss arising from any Claim relating to a breach of any representation or warranty contained in this Agreement or any Other Agreement, the Indemnifying Party will have no financial obligation to the Indemnitee in respect of such breach.

(d)	The Indemnitee will give any notice required pursuant to Sections 7.4(a) or 7.4(b) to the Indemnifying Party reasonably promptly after the Indemnitee determines that it has a claim for indemnity under this Article VII.
7.5 Limitations as to Amount
No Claims may be asserted by any Indemnitee under this Article VII unless and until the aggregate amount of any Losses of the Indemnitees in respect of any and all Claims asserted pursuant to this Article VII collectively exceeds one hundred thousand dollars (US$100,000) in which event the amount of all such Loss including such one hundred thousand dollar (US$100,000) amount may be asserted. Notwithstanding any other provision of this Agreement,

(i) no Claims may be asserted by any Indemnitee hereunder and in no event shall the Indemnifying Party be required to indemnify the Indemnitees, collectively, for Losses in an aggregate amount greater than the Purchase Price, and (ii) no Claims may be asserted by any Indemnitee hereunder and in no event shall an Investor, holder of Securities, or any Permitted Transferees holding any Securities be required to indemnify the Indemnitees in an amount greater than their pro rata portion of the Purchase Price.
7.6 Notice of Third Party Claims
If an Indemnitee receives notice of the commencement or assertion of any Claim asserted against the Indemnitee that is paid or payable to, or claimed by, any Person who is not a party to this Agreement (a “Third Party Claim”), the Indemnitee shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event no later than 30 days after receipt of such notice of such Third Party Claim. Such notice to the Indemnifying Party shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnitee.
7.7 Defence of Third Party Claims
The Indemnifying Party may participate in or assume the defence of any Third Party Claim by giving notice to that effect to the Indemnitee not later than 30 days after receiving notice of that Third Party Claim (the “Notice Period”). The Indemnifying Party’s right to do so shall be subject to the rights of any insurer or other party who has potential liability in respect of that Third Party Claim. The Indemnifying Party shall pay all of its own expenses of participating in or assuming such defence. The Indemnitee shall co-operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifying Party and may participate in such defence assisted by counsel of its own choice at its own expense. If the Indemnitee has not received notice within the Notice Period that the Indemnifying Party has elected to assume the defence of such Third Party Claim, the Indemnitee may, at its option, elect to settle or compromise the Third Party Claim or assume such defence at the expense of the Indemnifying Party, assisted by counsel of its own choosing and the Indemnifying Party shall remain liable for any Loss suffered or incurred by the Indemnitee with respect to such Third Party Claim as contemplated by this Article VII. If the Indemnifying Party elects to assume the defence of a Third Party Claim under this Section 7.7, the Indemnifying Party shall acknowledge in writing its obligation to indemnify the Indemnitee in accordance with the terms contained in this Article VII in respect of that Third Party Claim.
7.8 Assistance for Third Party Claims
The Indemnifying Party and the Indemnitee shall use all reasonable efforts to make available to the person that is undertaking and controlling the defence of any Third Party Claim (the “Defending Party”),
(a)	those employees and other persons whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim; and

(b)	all documents, records and other materials in the possession of such party reasonably required by the Defending Party for its use in defending any Third Party Claim, and shall otherwise cooperate with the Defending Party. All reasonable expenses associated with making such documents, records and materials available and for all reasonable expenses of any employees or other persons made available by the Indemnitee to the Indemnifying Party hereunder may be included in any Loss for which indemnification is sought under this Article VII.
7.9 Settlement of Third Party Claims
If the Indemnifying Party elects to assume the defence of any Third Party Claim as provided in Section 7.7, the Indemnifying Party shall not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defence of such Third Party Claim following the receipt by the Indemnitee of notice of such assumption. However, if in the opinion of the Indemnitee, acting reasonably, there is a conflict between the interests of the Indemnifying Party and the interests of the Indemnitee with respect to such Third Party Claim, or if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnitee that the Indemnitee believes on reasonable grounds that the Indemnifying Party has failed to take such steps, the Indemnitee may, at its option, elect to assume the defence of and to negotiate, settle or compromise the Third Party Claim assisted by counsel of its own choosing and the Indemnifying Party shall also be liable for all reasonable costs and expenses paid or incurred in connection therewith. The Indemnifying Party shall not, without the prior written consent of the Indemnitee, not to be unreasonably withheld, enter into any compromise or settlement of a Third Party Claim, which would lead to liability or create any other obligation, financial or otherwise, on the Indemnitee.
7.10 Direct Claims
Any Claim other than a Third Party Claim (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof. The Indemnifying Party shall then have a period of 30 days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, and in such event the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee.
7.11 Failure to Give Timely Notice
Other than in respect of the time for giving notices or other limitations set forth in Section 7.4, a failure to give timely or prompt notice as otherwise provided in this Article VII shall not affect the rights or obligations of any party except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

7.12 Reductions and Subrogation
If the amount of any Loss at any time subsequent to the making of any payment on account of any Loss required to paid pursuant to this Article VII (an “Indemnity Payment”) in respect of that Loss is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), shall promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making a full Indemnity Payment, the Indemnifying Party shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the Indemnity Payment relates. Until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnitee’s rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnitee and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.
7.13 Tax Effect
If any Indemnity Payment received by an Indemnitee constitutes taxable income to such Indemnitee or otherwise gives rise to adverse tax consequences, the Indemnifying Party shall pay to the Indemnitee, at the same time and on the same terms (as to interest and otherwise) as the Indemnity Payment, an additional amount sufficient to place the Indemnitee in the same after-tax position as it would have been if that were not the case. The amount payable pursuant to this Section 7.13 by the Corporation shall be reduced by the amount of any Tax Benefits related or attributable to the loss that gave rise to such Indemnity Payment. For the purposes of this Agreement, “Tax Benefits” shall mean the sum of any increased deductions, losses or credits allowable or decreases in income, gains or recapture of credits allowable, multiplied by the combined highest marginal federal, state and local tax rate in the applicable jurisdiction.
7.14 Additional Rules and Procedures
(a)	If any Third Party Claim is of a nature such that the Indemnitee is required by applicable law to make a payment to any Person (a “Third Party”) with respect to such Third Party Claim before the completion of settlement negotiations or related Legal Proceedings, the Indemnitee may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnitee, reimburse the Indemnitee for any such payment. If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnitee, the Indemnitee shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party.

(b)	The Indemnitee and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available) and shall each designate an officer who shall keep himself informed about and be prepared to discuss the Third Party Claim with his counterpart and with counsel at all reasonable times.
ARTICLE VIII
GENERAL
8.1 Amendments
This Agreement may only be amended, supplemented, modified or terminated by the agreement in writing of the Corporation and the Investors.
8.2 Waiver
No course of dealing between the Corporation and the Investors or any other Person shall operate as a waiver of any right of the Corporation or the Investors under this Agreement. No waiver of any breach or default hereunder shall be valid unless in written form and signed by the waiving party. No failure or other delay by any Person in exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.
8.3 Successors and Assigns
This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the Shareholders Agreement, and except as otherwise provided in this Agreement, Investors may assign any of its rights under this Agreement or any of the Other Agreements to any Permitted Transferee of the Purchased Shares, and, as a condition of such assignment, the Permitted Transferee shall assume in writing (in form and in substance acceptable to the Corporation, acting reasonably) the liabilities and obligations of the transferor hereunder and thereunder. The Corporation may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of Investors and any such purported assignment by the Corporation without the written consent of Investors shall be void and of no effect.
8.4 Notices
All notices, requests, payments, instructions or other documents to be given hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if: (i) delivered personally (effective upon delivery); (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five Business Days after dispatch); (iii) sent via a reputable, established courier service that guarantees next Business Day delivery (effective the next Business Day), or sent by air mail or by commercial express overseas air courier, with receipt acknowledged in writing by the recipient (effective upon the date of such acknowledgement); or (iv) sent by telecopier followed within 24 hours of confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 8.4):
if to the Corporation:

Mitel Networks Corporation
350 Legget Drive
Ottawa, ON K2K 2W7
Attention: Chief Executive Officer
Fax: (613) 592-7838
With a copy to:
Mitel Networks Corporation
350 Legget Drive
Ottawa, ON K2K 2W7
Attention: Chief Financial Officer, and VP Finance
Fax: (613) 592-7838
And with a copy to:
Mitel Networks Corporation
350 Legget Drive
Ottawa, ON K2K 2W7
Attention: General Counsel
Fax: (613) 592-7802
With a copy to:
Osler, Hoskin & Harcourt LLP
Suite 1900
340 Albert Street
Ottawa, ON KIR 7Y6
Attention: Craig Wright
Fax: (613) 235-2867
if to Francisco Partners:
Arsenal Holdco I, S.a.r.l. and Arsenal Holdco II, S.a.r.l.
8-10 rue Mathias Hardt
L-1717 Luxembourg
And with a copy to:
Francisco Partners II (Cayman), L.P.
c/o Francisco Partners II, GP, LLC
One Letterman Drive
Building C — Suite 410
San Francisco, CA 94129

Attention: Benjamin Ball
Fax: (415) 418-2900
And with a copy to:
O’Melveny & Myers LLP
Suite 2600
275 Battery Street
San Francisco, CA 94111
Attention: Michael J. Kennedy
Fax: (415) 984-8701
And with a copy to:
Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, ON, M5L 1B9
Attention: Curtis Cusinato
Fax: (416) 947-0866
if to Morgan Stanley:
c/o Morgan Stanley Principal Investments, Inc.
1585 Broadway
New York, New York 10036
Attention: Thomas E. Doster IV
Facsimile: (212) 507-4257
And with a copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attention: Stephen E. Older
                   Seth T. Goldsamt
Facsimile: (212) 547-5444
8.5 Binding Effect and Benefits
This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Investor’s benefit shall inure to the benefit of each holder of Purchased Shares, and all Permitted Transferees holding any Purchased Shares. Except as provided in Article VII, nothing in this Agreement is intended to or shall confer any rights or remedies on any Person other than the parties hereto, their respective successors and permitted assigns.
8.6 Further Assurances
From time to time, on and after the Closing, each Party shall promptly execute and deliver all such further instruments and assurances, and shall promptly take all such further actions, as the other Party may reasonably request in order to effect or confirm the transactions contemplated by this Agreement or any of the Other Agreements and to carry out the purposes hereof and thereof.
8.7 Counterparts
This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first mentioned above.

MITEL NETWORKS CORPORATION
By:	/s/ Don Smith
	Name:	Don Smith
	Title:	Chief Executive Officer

ARSENAL HOLDCO I, S.A.R.L.
By:	/s/ Benjamin Ball
	Name:	Benjamin Ball
	Title:	Authorized Signing Officer

By:	/s/ Luca Gallinelli
	Name:	Luca Gallinelli
	Title:	Manager

ARSENAL HOLDCO II, S.A.R.L.
By:	/s/ Benjamin Ball
	Name:	Benjamin Ball
	Title:	Authorized Signing Officer

By:	/s/ Luca Gallinelli
	Name:	Luca Gallinelli
	Title:	Manager

MORGAN STANLEY PRINCIPAL INVESTMENTS, INC.
By:	/s/ David Bersh
	Name:	David Bersh
	Title:	Vice President

SCHEDULE A
POST-CLOSING CAPITALIZATION TABLE
Post Closing Capitalization Table
at January 18, 2008

	Class 1 Shares					Common	Total Warrants Outstanding			Total	Total
	Original Investment		Jan 2008 Investment			Shares	Class 1 Shares		Other	Options	Common
	Issued	8%	Issued	8%	Common		Issued	Issued		Outstanding	Equivalents
	16-Aug-07	Accretion	18-Jan-08	Accretion	Equivalent		16-Aug-07	18-Jan-08

Matthews
THM	13,500	465	0	0	10,610,896		1,022,996	0	0	417,970	12,051,862	2.1%
Celtic Tech Jet	0	0	0	0	0	4,555,169	0	0	0		4,555,169	0.8%
Wesley Clover	0	0	0	0	0	158,790,234	0	0	0		158,790,234	27.6%

	13,500	465	0	0	10,610,896	163,345,403	1,022,996	0	0	417,970	175,397,265	30.5%

FP Group
Arsenal HoldCo I S.a.r I	156,497	5,390	7,966	274	129,266,013	0	11,858,951	603,644	0	123,495	141,852,103	24.7%
Arsenal HoldCo II S.a.r I	63,250	2,179	109	4	49,800,167	0	4,792,924	8,260	0	0	54,601,351	9.5%

	219,747	7,569	8,075	278	179,066,180	0	16,651,875	611,904	0	123,495	196,453,454	34.2%

TPC	0	0	0	0	0	0	0	0	37,174,877	0	37,174,877	6.5%
Morgan Stanley	43,340	1,493	1,593	55	35,317,225	0	3,284,196	120,714	0	0	38,722,135	6.7%
PTIC	11,500	396	0	0	9,038,827	13,456,042	871,441	0	0	0	23,366,310	4.1%
Edgestone	19,000	654	0	0	14,933,516	5,359,893	0	0	5,000,000	352,900	25,646,309	4.5%
Other	0	0	0	0	0	31,118,251	0	0	17,500,000	29 419,711	78,037,962	13.6%

	307,087	10,577	9,668	333	248,966,644	213,279,589	21,830,508	732,618	59,674,877	30,314,076	574,798,312	100.0%

Assumptions
Conversion value for Class 1 shares is		1 3161
Accretion per $1000 at Jan 18/08 is		34,4444
(based on 360 day year)
Jan 18 Investment
In Dollars		$10,000,000
Class 1 Shares		9,667
Acc’m Accretion		333

		10,000

SCHEDULE “B”
DISCLOSURE SCHEDULE
This document constitutes the disclosure schedule (the “Disclosure Schedule”) referred to in the Class 1 Convertible Preferred Share and Warrant Subscription Agreement (the “Subscription Agreement”) dated January 18, 2008 between the Corporation, Arsenal Holdco I, Sarl and Arsenal Holdco II, Sarl and Morgan Stanley Principal Investments, Inc. Unless the context otherwise requires, words and expressions defined in the Subscription Agreement shall have the same meanings in this Disclosure Schedule.
Disclosure in any one section of this Disclosure Schedule shall be deemed to be disclosure for purposes of all other sections of this Disclosure Schedule to the extent such actual disclosure in the one section contains sufficient information so as to constitute adequate disclosure for purposes of that other section or sections and where such actual disclosure would be reasonably apparent to be applicable to such other section or sections. Reference to any matter in any section shall not be deemed to an acknowledgement by the Corporation that such matter meets or exceeds any applicable threshold of materiality or any other relevant threshold.
In some respects, this Disclosure Schedule sets forth conditions, sets of facts or other disclosure not strictly called for by the Subscription Agreement where it was thought that such disclosure might be helpful. No implication shall be drawn that any condition, set of facts or other disclosure set forth herein is necessarily material or is otherwise required to be disclosed or that the inclusion of such disclosure establishes or implies a standard of materiality, a standard for what is or is not in the usual and ordinary course of business or any other standard for disclosure set forth in the Agreement.
The following specific disclosures are made in relation to the Subscription Agreement:

SECTION 3.3
SUBSIDIARIES
List of Subsidiaries:
The full corporate name, jurisdiction of incorporation and registered and beneficial ownership of the issued and outstanding shares of each direct and indirect Subsidiary is as follows:

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities
Mitel U.S. Holdings, Inc.	Delaware	Wholly-owned by the Corporation

Mitel Networks Holdings Limited	United Kingdom	Wholly-owned by the Corporation

Mitel Networks Asia Pacific Limited	Hong Kong	Wholly-owned by the Corporation

Mitel Networks International Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Overseas Limited	Barbados	Wholly-owned by the Corporation

Mitel Networks Limited	United Kingdom	Wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks SARL	France	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks Italia SRL	Italy	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Networks, Inc.	Delaware	Wholly owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Mitel Networks Germany GmbH	Germany	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Telecom Limited	United Kingdom	Wholly-owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Mitel Financial Services Limited	United Kingdom	25% owned by First Asset Finance PLC; 75% owned by Mitel Networks Limited, which is in turn wholly-owned by Mitel Networks Holdings Limited, which is in turn wholly-owned by the Corporation

Jurisdiction of
Name of Subsidiary	Incorporation	Ownership of Securities
Mitel Networks (México), S.A. de C.V.	Mexico	Wholly owned by the Corporation

Mitel Comércio e Serviços do Brasil Ltda.	Brazil	Wholly owned by the Corporation

Inter-Tel (Delaware), Incorporated	Delaware	Wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel New Jersey, Inc.	Delaware	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Business Information Systems, Inc.	Arizona	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Netsolutions, Inc.	Texas	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Midwest, Inc.	Delaware	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Technologies, Inc.	Arizona	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Integrated Systems, Inc.	Arizona	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Lake Limited	Republic of Ireland	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Telecom Services Corporation	Kentucky	Wholly-owned by Inter-Tel Technologies, Inc., which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Swan Solutions Limited	Republic of Ireland	Wholly-owned by Inter-Tel Integrated Systems, Inc., which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Europe Limited	UK	Wholly-owned by Inter-Tel Integrated Systems, Inc., which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Canada, Inc.	Canada	Wholly-owned by Inter-Tel Integrated Systems, Inc., which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Lake Communications Limited	Republic of Ireland	Wholly-owned by Inter-Tel Lake Limited, which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turned wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Lake Datacomms Limited	Republic of Ireland	Wholly-owned by Inter-Tel Lake Limited, which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Lake Electronic Technologies Limited	Republic of Ireland	Wholly-owned by Inter-Tel Lake Limited, which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Fenway Limited	Republic of Ireland	Wholly-owned by Inter-Tel Lake Limited, which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Netsolutions of Virginia, Inc.	Virginia	Wholly-owned by Inter-Tel Netsolutions, Inc,, which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Windbay Pty Limited	Australia	Wholly-owned by Lake Communications Limited, which is in turn wholly-owned by Inter-Tel Lake Limited, which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Software & Services, Inc.	Arizona	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Datacom, Inc.	California	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Access West, Inc.	Delaware	Wholly-owned by Inter-Tel Datacom, Inc., which is in turn wholly owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

NTL Corporation	Ohio	Wholly-owned by Inter-Tel Technologies, which is in turn wholly owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Tri-Com Communications, Inc.	North Carolina	Wholly-owned by Inter-Tel Technologies, which is in turn wholly owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

TDI Services Corporation	Virginia	Wholly-owned by Inter-Tel Technologies, which is in turn wholly owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation

Inter-Tel Japan, Inc.	Japan	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Comm Source Europe Limited	UK	Wholly-owned by Inter-Tel Europe Limited, which is in turn wholly-owned by Inter-Tel Integrated Systems, Inc., which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Callview Limited	UK	Wholly-owned by Swan Solutions Limited, which is in turn wholly-owned by Inter-Tel Integrated Systems, Inc., which is in turn wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc. which is in turn wholly-owned by the Corporation

Inter-Tel Leasing, Inc.	Arizona	Wholly-owned by Inter-Tel (Delaware), Incorporated, which is in turn wholly-owned by Mitel U.S. Holdings, Inc., which is in turn wholly-owned by the Corporation
Certain corporate filings have not yet been filed. The following table provides details of the current status, by corporate entity.
Legal Entity Filings Update January 2008

Filing Status
Legal Entity	Location	Financial Statements					Tax Returns				Corporate Filings
		Due Date		2007	2006	2005	Due Date	2007	2006	2005	Date Due	2007	2006
Mitel Networks Corporation	Canada	31-Oct	[1]	✓	✓	✓	31-Oct		✓	✓	31-Mar	✓	✓

US
Inter-Tel Business Information Systems, Inc.	Arizona			n/a	✓	✓	15-Sep	✓	✓	✓	15-Oct	✓	✓
Inter-Tel (Delaware), Inc.	Delaware			✓	✓	✓	15-Sep	✓	✓	✓	18-Aug	✓	✓
Inter-Tel Integrated Systems, Inc.	Arizona			n/a	✓	✓	15-Sep	✓	✓	✓	1-Apr	✓	✓
Inter-Tel Leasing, Inc.	Arizona			n/a	✓	✓	15-Sep	✓	✓	✓	20-Apr	✓	✓
Inter-Tel Midwest, Inc.	Delaware			n/a	✓	✓	15-Sep	✓	✓	✓	1-Mar	✓	✓
Inter-Tel Netsolutions, Inc.	Texas			n/a	✓	✓	15-Sep	✓	✓	✓	15-Nov	✓	✓
Inter-Tel Netsolutions of Virginia, Inc.	Virginia	30-Apr		n/a	n/a	n/a	15-Sep	✓	✓	✓		✓	n/a
Inter-Tel New Jersey, Inc.	Delaware			n/a	✓	✓	15-Sep	✓	✓	✓	1-Mar	✓	✓
Inter-Tel Software & Services, Inc.	Arizona			n/a	✓	✓	15-Sep	✓	✓	✓	6-Nov	✓	✓
Inter-Tel Technologies, Inc.	Arizona			n/a	✓	✓	15-Sep	✓	✓	✓	6-Apr	✓	✓
Inter-Tel Telecom Services Corporation				n/a	✓	✓	15-Sep	✓	✓	✓	30-Jun	✓	✓
Mitel Networks Inc.	Delaware	15-Dec		✓	✓	✓	15-Dec	✓	✓	✓	14-Jan	✓	✓
Mitel U.S. Holdings, Inc.	Delaware			n/a	n/a	n/a		n/a	n/a	n/a	13-Jul	✓	n/a

Europe
Fernway Limited	ROI	31-Dec		✓	✓	✓	21-Sep	✓	✓	✓	25-Jul	✓	✓
Inter-Tel Europe Limited	UK	31-Oct		✓	✓	✓	31-Dec	✓	✓	✓	21-Dec		✓
Inter-Tel Lake Limited	ROI	31-Dec		✓	✓	✓	21-Sep	✓	✓	✓	25-Jul	✓	✓
Lake Communications Limited	ROI	31-Dec		✓	✓	✓	21-Sep	✓	✓	✓	25-Jul	✓	✓
Lake Datacomms Limited	ROI	31-Dec		✓	✓	✓	21-Sep	✓	✓	✓	25-Jul	✓	✓
Lake Electronic Technologies Limited	ROI	31-Dec		✓	✓	✓	21-Sep	✓	✓	✓	25-Jul	✓	✓
Mitel Financial Services Limited	UK	28-Feb	[1]	IP	IP	✓	1 year after Apr 30	IP	IP	✓	24-Oct		✓
Mitel Networks Germany GmbH	Germany	31-Oct		IP	✓	✓	31-Dec	IP	✓	✓	n/a	n/a	n/a
Mitel Networks Holdings Limited	UK	2-Feb	[1]		IP	✓	1 year after Apr 30		IP	✓	20-Apr		✓
Mitel Networks Italia SRL	Italy	31-Oct		IP	✓	✓	28-Feb after fy		✓	✓	n/a	n/a	n/a
Mitel Networks Limited	UK	28-Feb	[1]	IP	IP	✓	1 year after Apr 30	IP	IP	✓	21-Dec		✓
Mitel Networks SARL	France	31-Oct			✓	✓	31-Jul		✓	✓	n/a	n/a	n/a
Mitel Telecom Limited (Inactive)	UK	28-Feb			✓	✓	1 year after Apr 30		n/a	n/a	3-Apr		✓
Swan Solutions Limited	UK	31-Oct		✓	✓	✓		✓	✓	✓	28-Jun	✓	✓

Rest of World
Inter-Tel Canada Inc.	Canada			n/a	n/a	n/a	30-Jun	✓	✓	✓	23-Aug	✓	✓
Mitel — Branch Office	Australia			n/a	n/a	n/a			n/a	n/a	n/a	n/a	n/a
Mitel — Branch Office	Dubai			n/a	n/a	n/a	n/a		n/a	n/a	n/a	n/a	n/a
Mitel — Branch Office	Netherlands			n/a	n/a	n/a	30-Jan		✓	✓	n/a	n/a	n/a
Mitel — Branch Office	Puerto Rico		[2]	IP	n/a	n/a	30-Mar		✓	n/a	n/a	n/a	n/a
Mitel — Branch Office	Singapore		[1]		✓	✓	28-Feb		✓	✓	n/a	n/a	n/a
Mitel — Branch Office	South Africa			n/a	n/a	n/a	n/a		n/a	n/a	n/a	n/a	n/a
Mitel — Branch Office	Spain				✓	✓	25-Nov		✓	✓	n/a	n/a	n/a
Mitel Comercio e Servicos do Brasil Ltda.	Brasil	29-Jun			n/a	n/a	29-Jun		n/a	n/a	n/a	n/a	n/a
Mitel Networks Asia Pacific Ltd.	HK		[1]	IP	IP	✓		IP	IP	✓	31-Mar	✓	✓
Mitel Networks International Limited	Barbados	15-Mar	[1]	IP	✓	✓	15-Mar	IP	✓	✓			✓
Mitel Networks (Mexico)	Mexico				IP	n/a			IP	n/a	n/a	n/a	n/a
Mitel Networks Overseas Limited	Barbados	15-Mar	[1]	IP	✓	✓	15-Mar	IP	✓	✓			✓
Tianchi Mitel Telecommunications Corp[3]	China			n/a	n/a	n/a		n/a	n/a	n/a
Winbay Pty Limited	Australia	31-Dec		✓	✓	✓	28-Dec	✓	✓	✓	28-Dec		✓

Ö Completed and filed

IP In Progress

1 Audited financial statements required

2 Balance sheet required with tax filings

3 50% ownership
Partnerships, Joint Ventures, etc.:
The Corporation or its Subsidiaries are a partner or participant in the following partnerships or joint ventures, or own or have agreed to acquire securities in the following businesses or Persons:

Name of Joint Venture	Jurisdiction	Ownership of Securities
Tianchi Mitel Telecommunications Corp	China	50 % owned by the Corporation

• 25% owned by Tricom Tianchi Limited

• 21.25% owned by Tianjin Zhonghuan Electronic Computer Corporation

• 3.125% owned by Tianjin Economic Technological Development Area Industrial Investment Company

• 0.625% owned by Trianjin Post and Telecommunications Administration of China

The Corporation is a party to a series of agreements with Canandia Inc., Kanandia International Limited (“Kanandia”) and Petan Communication Solutions Private Limited (“Petan”). Canandia Inc. has established a corporate structure, which structure includes kanandia and, in India, Petan, that will assist the Corporation in promoting the sale of its products in that region. As part of the corporate structure and related agreements, the corporation will have the option, in its sole discretion, to acquire the beneficial ownership of Petan.

The Corporation is not a partner in a partnership.

SECTION 3.5
AUTHORIZED, ISSUED AND OUTSTANDING CAPITAL
A.	Stockholder Rights and Restrictions (inter alia, price protection, transfer, preemptive. conversion, redemption, put. and anti-dilution rights).

Pursuant to an arrangement between the Corporation and Osler, Hoskin & Harcourt LLP (“OHH”) in respect of the provision of legal services to the Corporation, (a) the Corporation may, at its option, issue Common Shares to OHH in partial satisfaction of outstanding accounts with that firm, up to 25% of the value of each eligible invoice capped at a dollar amount of $200,000 per year, and (b) certain “price protection” rights have been granted to OHH such that OHH will be issued additional Common Shares if the Corporation subsequently issues Common Shares (or grants options) at a lower price.

B.	Warrants.
a)	Warrants to acquire 37,174,887 Common Shares have been granted by the Corporation to the Government of Canada pursuant to the Integrated Communications Solutions R&D Project Agreement dated October 10, 2002, between the Corporation, March Networks Corporation and the Government of Canada (the “TPC Agreement”). The warrants are exercisable on a one-for-one basis for Common Shares of the Corporation for no additional consideration. The TPC Agreement and warrant rights are further described in the Corporation’s SEC filing on Form 20-F dated October 24, 2007.

b)	In favour of CIBC World Markets Inc., warrants to purchase a total of 1,000,000 common shares of the Corporation at an exercise price of CDN$1.00, as set forth in the Warrant Certificate and Amendment Agreement, both of which are attached as Appendix “A” to this Section 3.5.

c)	In favour of the holders of the convertible Notes (now repaid), amended and restated warrants to purchase at total (in the aggregate) of 16 million common shares of the Corporation at an exercise price (subject to appropriate adjustments) US$1.28. Each of these warrants have been issued and sold to the noteholders on identical terms and conditions, although the number of warrants granted may vary between noteholders. A copy of the form of amended and restated noteholder warrant is attached as Appendix “B” to this Section 3.5.

d)	In favour of Terence H. Matthews warrants to purchase a total of 1,022,996 common shares of the Corporation at an exercise price of US$1.32., as set forth in the Warrant Certificate attached as Appendix “C” to this Section 3.5.

e)	In favour of Morgan Stanley Principal Investments Inc. warrants to purchase a total of 3,284,196 common shares of the Corporation at an exercise price of US$1.32, as set forth in the Warrant Certificate attached as Appendix “D” to this Section 3.5

f)	In favour of Arsenal Holdco I, S.a.r.l. and Arsenal Holdco II, S.a.r.l. warrants to purchase a total of 16,651,875 common shares of the Corporation at an exercise price of US$1.32. Each of these warrants have been issued to the holders on identical terms and conditions, although the number of warrants granted may vary between holders, as set forth in the Warrant Certificates attached as Appendix “E” to this Section 3.5.

A list of the record holders of warrants exercisable for shares of capital stock of the Corporation and its Subsidiaries, as at December 31, 2007, is attached as Appendix “F” to this Section 3.5.
C.	Options
a)	The 2001 Employee Stock Option Plan (“2001 Plan) was initially approved by our shareholders on March 6, 2001, and has since been superseded by the 2006 Equity Incentive Plan (“2006 Plan”) although the options issued under the 2001 Plan continue to be governed by the 2001 Plan All of (a) the Corporation’s non-employee directors, (b) the Corporation’s full-time or permanent part-time employees and officers, (c) employees, officers and directors of any of the Corporation’s subsidiaries and affiliates, and (d) any of its consultants and consultant companies are eligible to participate in the 2006 Plan and UK Sub-plan. A copy of the UK Sub-plan is attached to this Section 4.5 as Appendix “E”. There are no other service requirements or prerequisites to participation in the 2006 Plan. A total of 25,000,000 common shares are authorized for issuance under the 2001 Plan. As of July 31, 2007, there were outstanding options to purchase 22,707,591 common shares under the 2001 Plan and 2006 Plan. An aggregate of 12% of the issued and outstanding shares (on an is-if-converted to common share basis) is reserved for stock options. This 12% includes the total of the outstanding options granted under both plans. Appropriate adjustments will be made to the number of authorized shares under these plans and to the shares subject to outstanding awards in the event of any reorganization, recapitalization, share split, dividend or other change in our capital structure in order to account for the changed circumstances. The 2001 Plan and the 2006 Plan contain change of control provisions which accelerate vesting of options under certain circumstances unless the board of directors or the compensation committee determines in their discretion not to permit such options to vest. No acceleration to the vesting of any of our outstanding options will occur as a result of the completion of this transaction due to a resolution passed by the board of directors passed on April 26, 2007. The board agreed that notwithstanding that the Financing and Merger may constitute a change in control pursuant to the 2001 Plan and the 2006 Plan, any options granted pursuant to either the 2001 Plan or the 2006 Plan which are not exercisable immediately prior to Closing shall not be accelerated as a result of the Closing of the Financing and Merger. As of September 8, 2006, no further options will be granted under the 2001 Plan. A copy of the 2001 Plan is attached as Appendix “H” to this Section 3.5, and is described in the Corporation’s recent SEC filing on Form 20-F (October 24, 2007). As of December 31, 2007, 16,973,065 grants have been made under this plan.

b)	The 2006 Equity Compensation Plan is attached as Appendix “I” to this Section 3.5. As of December 31, 2007, 13,341,011 grants have been made under this plan.

c)	A list of options outstanding for shares of capital stock of the Corporation and its Subsidiaries, as at December 31, 2007, is attached as Appendix “J” to this Section 4.5.
D.	Other Plans
a)	Effective May 14, 2001, the Corporation entered into the Mitel Networks Corporation U.S. Employee Stock Purchase Plan which plan provided a means for employees of Mitel Networks Inc. and Mitel Networks Solutions, Inc. to purchase common shares in the Corporation for a period of one (1) year from the effective date and in accordance with the terms provided therein. Although the plan is no longer active for the issuance of shares, shares remain issued and outstanding under the agreement.

b)	On December 9, 2004, the Corporation adopted a deferred share unit plan in order to promote a greater alignment of interests among two members of the Corporation’s senior management staff and our shareholders, as set out in Note 22 of the Financial Statements. (One of the senior management participants has since left the Corporation.) The Corporation’s previous supplemental executive retirement plan was wound up and terminated by the Corporation in favour of the deferred share unit plan. Each deferred share unit entitles the holder to receive a cash lump sum payment equal to the market value of our common shares within one year of cessation of employment. Deferred share units are not considered shares, nor is the holder of any deferred share unit entitled to voting rights or any other rights attaching to the ownership of shares. The number of deferred share units that may be awarded to a participant in any calendar year under the deferred share unit plan is equal to 15% of the participant’s annual salary, less the maximum amount of the participant’s eligible retirement savings plan contributions in that particular taxable year. Within a year of a participant’s cessation of employment with the Corporation, such participant will receive a lump sum payment in cash having a value equal to the number of deferred share units recorded on his account multiplied by the market value of our common shares, less any applicable withholding taxes. The deferred share unit plan is administered by the Corporation’s Compensation Committee. A copy of the DSUP is attached to this Section 3(s) as Appendix “K”.

E.	Other Redemption Obligations, Shareholder Agreements or Registration Rights Agreements

As a general practice, the Corporation accepts share subscriptions from certain employees for the purchase of Common Shares, and agrees to advance interest free loans to such employees to purchase such Common Shares. The Corporation has made it a practice, although it is not an obligation, to forgive loans for employees who are terminated involuntarily. In such instances, the Corporation redeems the shares not yet paid for.

There are currently 3 employees in the UK and 1 in Canada who have outstanding loans. The details are as follows (as at December 31, 2007):

Location	Amount outstanding on loan
UK	<£3200
Canada	< CAD$800
Appendices:
Appendix A: CIBC Warrant(1), as amended
Appendix B: Form of Amended and Restated Noteholder Warrant
Appendix C: Matthews Warrant
Appendix D: Morgan Stanley Principal Investments Inc., Warrant
Appendix E: Arsenal Holdco I, S.a.r.l. and Arsenal Holdco II, S.a.r.l., Warrants
Appendix F: Warrant Register
Appendix G: UK Sub-Plan of Equity Incentive Plan
Appendix H: Employee Stock Option Plan
Appendix I: 2006 Equity Incentive Plan(2)
Appendix J: List of Options Outstanding
Appendix K: Deferred Share Unit Plan(3)

(1)	Filed on May 3, 2004 as an exhibit to a Schedule 13D (Mitel as issuer) by EdgeStone Capital Equity Fund II-A, L.P.; EdgeStone Capital Equity Fund II-US, L.P.; EdgeStone Capital Equity Fund II-US-Inst., L.P.; National Bank Financial & co. Inc.; EdgeStone Capital Equity Fund II-A GP, L.P.; EdgeStone Capital Equity Fund II US GP, L.P.; EdgeStone Capital Equity Fund II-US-Inst. GP, L.P.; EdgeStone Capital Equity Fund II-A GP, Inc.; EdgeStone Capital Equity Fund II-US Main GP, Inc.; Samuel L. Duboc; Gilbert S. Palter; Bryan W. Kerdman; Sandra Cowan; and EdgeStone Capital Equity Fund II-B GP, Inc. and incorporated herein by reference.

(2)	Filed separately as an exhibit to the annual report on Form 20-F of Mitel for the year ended April 30, 2006 and incorporated herein by reference.

(3)	Filed Separately as an exhibit to the annual report on Form 20-F of Mitel for the year ended April 24, 2005 and the transition period ended April 30, 2005 and incorporated herein by reference.

SECTION 3.8
GOVERNMENTAL OR THIRD PARTY CONSENTS
The following consents, approvals, authorizations, declarations, filings or registrations with any Governmental Authority or any other Person have been or will be obtained prior to Closing as follows:
•	Section 2.8 of the Shareholders Agreement requires the Corporation to obtain the prior written consent of Francisco Partners, prior to issuing any New Securities (as such term is defined in the shareholders Agreement) or any equity securities or rights, options or warrants to purchase equity securities of any Subsidiary.

Section 8.3 of the Class I share Terms requires the Corporation to obtain the prior written approval of the Class I Majority Holders, prior to issuing additional Class I Shares. Class I Majority Holders is defined in the Class I Share Terms as one or more Class I shareholders who hold collectively more than fifty percent of the outstanding Class I shares.

The Corporation will be required to obtain a waiver from Principal Shareholders EdgeStone Capital Equity Fund II-B GP, Inc., EdgeStone Capital Equity Fund II Nominee, Inc., Arsenal Holdco I, S.a.r.l., Arsenal Holdco II, S.a.r.l., Francisco Partners II(Cayman), L.P., Morgan Stanley Principal Investments Inc., Power Technology Investments Corporation, Wesley Clover Corporation, Celthic Tech Jet Limited and Dr. Terence H. Matthews to the Shareholders Agreement if it is unable to comply with the pre-emptive rights notice provisions under Section 4.1 of that agreement.

SCHEDULE C
INVESTORS

Investor	Class 1 Preferred Shares	Warrants
Arsenal Holdco I, S.a.r.l.	7,966	603,644
Arsenal Holdco II, S.a.r.l.	109	8,260
Morgan Stanley Principal Investments, Inc.	1,593	120,714

EXHIBIT A
FORM OF WARRANT

THIS WARRANT AND THE COMMON SHARES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT MAY NOT BE EXERCISED, SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) JANUARY ●, 2008, AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
WARRANT CERTIFICATE
TO ACQUIRE COMMON SHARES OF
MITEL NETWORKS CORPORATION
Warrant No.: [FP — ● ]
Number of Common Shares: ●
Date of Issuance: January ●, 2008
THIS CERTIFIES that, for value received, ● or its assigns (the “Holder”), the registered holder of this common share purchase warrant certificate (the “Warrant Certificate”), is entitled to subscribe for and purchase up to ● (●) Common Shares (the “Warrant Shares”) (such maximum number to be subject to adjustment as provided by the provisions hereof) in the capital of Mitel Networks Corporation (the “Corporation”) at any time and from time to time during the Exercise Period (as defined herein), at a price per share equal to $1.32 (as adjusted pursuant to the provisions hereof) (the “Exercise Price”) (the “Warrant”).
Capitalized terms used herein have the meaning set forth in Section 5.1 of this Warrant Certificate.
ARTICLE 1
EXERCISE OF WARRANT
1.1 Election to Exercise
The right to purchase Warrant Shares evidenced by this Warrant Certificate may be exercised by the Holder at any time and from time to time during the period commencing on the date hereof and ending at 5:00 p.m. (Ottawa time) on August 16, 2012 (the “Exercise Period”) [NTD: Presumably we want this warrant to expire on the same day as the other warrants.], in whole or in part and in accordance with the provisions hereof, by (i) delivery of an election to exercise notice in the form substantially the same as that attached hereto as Schedule A (the "Election to Exercise Form”) or a net issuance notice in the form substantially the same as that attached hereto as Schedule B (the “Net Issuance Form”) properly completed and executed, for the number of Warrant Shares therein specified, and (ii) unless the Holder elects to use the Net Issuance Form, payment to the Corporation of the Exercise Price, in cash, certified cheque or bank draft, in respect of each Warrant Share issuable upon such exercise. The Election to Exercise Form or Net Issuance Form, as the case may be, and Exercise Price in respect of each exercise, if applicable, must be received by the Corporation during the Exercise Period at its principal office at: Mitel Networks Corporation, 350 Legget Drive, Kanata, Ontario, K2K 2W7, Fax: (613) 592-7813, Attention: Secretary, or such other address in Canada as may be notified in writing by the Corporation (the “Exercise Location”).
1.2 Exercise
The Corporation shall, on the date it receives a duly executed Election to Exercise Form and payment in full of the Exercise Price in respect of each exercise of this Warrant or the Net Issuance Form (the “Exercise Date”), issue the Warrant Shares underlying the portion of this Warrant duly exercised as fully paid and non-assessable Common Shares.
1.3 Automatic Exercise
Contemporaneously with the closing of a Qualified IPO, or in the event of a transaction which results in all or substantially all of the Common Shares being acquired for cash consideration (whether effected by amalgamation, statutory arrangement or other similar transactions), this Warrant shall automatically be exercised for Warrant Shares, if any, in accordance with the net issuance procedure set out in Section 1.4, unless the Holder elects to pay the Exercise Price in connection with this Warrant, in which case the exercise of this Warrant shall take place in accordance with Section 1.2, failing either of which, this Warrant shall be cancelled.
1.4 Net-Issuance Exercise
At any time during the Exercise Period the Holder may elect to receive by delivery of a duly executed Net Issuance Form at the Exercise Location, without the payment by the Holder of any additional consideration, a number of fully-paid non-assessable Warrant Shares as is computed by the following formula:

X	=	Y (A-B)

A
     where
X = the number of Warrant Shares that shall be issued to the Holder.

Y = the number of Warrant Shares in respect of which the net issuance election is being made.

A = the “Fair Market Value” (as defined herein) of one Common Share as at the time the net issuance election is made.

B = the Exercise Price (as adjusted to the date of calculation)
1.5 Share Certificates
As promptly as practicable after the Exercise Date and in any event within five (5) Business Days, upon the due and valid exercise of this Warrant, the Corporation shall issue and deliver to the Holder, or such Person as the Holder directs, a certificate or certificates for the Warrant Shares, as well as, upon surrender to the Corporation of this Warrant Certificate, a new warrant certificate containing the same terms and conditions as this Warrant Certificate, and representing the remaining unexercised portion of this Warrant, if any. To the extent permitted by law, such exercise shall be deemed to have been effected immediately prior to 5:00 p.m. (Ottawa time) on the Exercise Date, and at such time, the rights of the Holder with respect to this Warrant which have been exercised as such shall cease, and the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented thereby.
1.6 Fractional Common Shares
No fractional Common Shares shall be issued upon exercise of this Warrant. If any fractional interest in a Common Share would, except for the provisions of this Section 1.6, be deliverable upon the exercise of this Warrant, the Corporation shall, in lieu of delivering the fractional Common Shares therefor satisfy the right to receive such fractional interest by rounding up the number of Common Shares to the nearest whole number.
1.7 Common Shares to be Reserved
The Corporation covenants and agrees that all Warrant Shares issuable upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and non-assessable.
1.8 No Issuance Charge
The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder.
1.9 Replacement
Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and an indemnity in form and substance reasonably satisfactory to the Corporation, the Corporation will issue to the Holder, at no charge to the Holder, a replacement Warrant Certificate (containing the same terms and conditions as this Warrant Certificate).

1.10 Expiry
At the end of the Exercise Period all rights under this Warrant Certificate in respect of which the right of subscription and purchase provided for has not been exercised will wholly cease and terminate, and any unexercised portion of this Warrant will be void and of no effect.
ARTICLE 2
ADJUSTMENTS TO EXERCISE PRICE
2.1 Adjustments for Dilution
If, following the date hereof (the “Original Issuance Date”), the Corporation issues any additional Common Shares or Derivative Securities (other than Excluded Issuances or in connection with an event to which Section 2.4, 2.5 or 2.6 applies) for Consideration Per Share that is less than the Exercise Price in effect immediately prior to such issuance, then the Exercise Price in effect immediately prior to such issuance shall be adjusted in accordance with the following formula:

EP2	=	EP1 (A+B) / (A+C), where:

EP2	=	New Exercise Price after giving effect to issuance of additional Common Shares or Derivative Securities (“New Issue”)

EP1	=	Exercise Price in effect immediately prior to the New Issue

A	=	Number of Common Shares deemed to be outstanding immediately prior to New Issue on an as-if-converted to Common Shares basis

B	=	Aggregate consideration received by the Corporation with respect to the New Issue divided by EP1

C	=	Number of Common Shares issued in the New Issue on an as-if converted to Common Share basis
For the purpose of this Article 2, the “Exercise Price” shall initially be $1.32. The maximum number of Warrant Shares issuable on the exercise of this Warrant shall be increased to a number equal to the product obtained by multiplying the number of Warrant Shares issuable on exercise of this Warrant immediately prior to such adjustment by EP1/ EP2.
2.2 Additional Provisions Regarding Dilution
For purposes of this Article 2:
(a)	if a part or all of the consideration received by the Corporation in connection with the issuance of additional Common Shares or Derivative Securities consists of property other than cash, such consideration is deemed to have a value equal to its Fair Market Value;
(b)	no adjustment of the Exercise Price is to be made upon the issuance of any Derivative Securities or additional Common Shares that are issued upon the exercise, conversion or exchange of any Derivative Securities;

(c)	any adjustment of the Exercise Price is to be disregarded if, and to the extent that, all of the Derivative Securities that gave rise to such adjustment expire or are cancelled without having been exercised or converted, so that the Exercise Price effective immediately upon such cancellation or expiration is equal to the Exercise Price that otherwise would have been in effect immediately prior to the time of the issuance of the expired or cancelled Derivative Securities, with any additional adjustments as subsequently would have been made to that Exercise Price had the expired or cancelled Derivative Securities not been issued;

(d)	if the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason) so as to raise or lower the Consideration Per Share payable with respect to such Derivative Securities (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Exercise Price), the Exercise Price is adjusted as of the date of such change;

(e)	the Consideration Per Share received by the Corporation in respect of Derivative Securities is determined in each instance as follows:
(i)	the Consideration Per Share is determined as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that might be applicable with respect to such Derivative Securities and that are contingent upon future events; and

(ii)	in the case of an adjustment to the Exercise Price to be made as a result of a change in terms of any Derivative Securities, the Consideration Per Share for purposes of calculating the adjustment to the Exercise Price is determined as of the date of such change and, for greater certainty, not as of the date of the issuance of the Derivative Securities; and
(f)	notwithstanding any other provisions contained in this Warrant Certificate, but except as provided in Section 2.2(d) or 2.4, no adjustment to the Exercise Price is to be made in respect of the issuance of additional Common Shares or Derivative Securities in any case in which such adjustment would otherwise result in the Exercise Price being greater than the Exercise Price in effect immediately prior to the issuance of such additional Common Shares or Derivative Securities.

2.3 Excluded Transactions
Notwithstanding Section 2.1, no adjustment to the Exercise Price is to be made in connection with the following issuances (“Excluded Issuances”):
(a)	any Common Shares issued or issuable upon exercise of this Warrant, or other warrants issued on the date hereof, or other warrants issued on August 16, 2007 up to an aggregate of ● [NTD: Total number of Common Shares issuable pursuant to all Warrants on the date of the closing.] Common Shares (subject to adjustment pursuant to this Article 2);

(b)	any option to purchase Common Shares or other Derivative Securities granted under any stock option plan, stock purchase plan or other stock compensation program of the Corporation approved by the Board of Directors and/or Common Shares or other Derivative Securities allotted for issuance, issued or issuable pursuant to any such plan or arrangement, or the issuance of any Common Shares upon the exercise of any such options or other Derivative Securities; provided, however, that any Common Shares issued upon the exercise of any such options, together with any Common Shares or Derivative Securities allocated for issuance, issued or issuable, shall not exceed 12.5% of the Common Shares outstanding on August 16, 2007 (calculated on an as-if-converted into Common Shares basis);

(c)	any equity securities issued pursuant to a Qualified IPO;

(d)	any issuance of Common Shares pursuant to the exercise of any warrants outstanding as of August 16, 2007 to acquire Common Shares issued to each of (i) the Canadian Imperial Bank of Commerce (ii) EdgeStone Capital Equity Fund II-B GP, Inc., as agent for EdgeStone Capital Equity Fund II-A, L.P. and its parallel investors, and EdgeStone Capital Equity Fund II Nominee, Inc., as nominee for EdgeStone Capital fund II-A, L.P. and its parallel investors, (iii) Highbridge International LLC, Marathon Special Opportunity Special Fund, Ltd., Fore Convertible Master Fund, Ltd. and Fore Multistrategy Master Fund, Ltd., and (iv) Technology Partnerships Canada, or any of their permitted assignees (pursuant to contracts in existence on the Original Issuance Date);

(e)	any equity securities issued to bona fide consultants or professional advisors of the Corporation as part of the consideration for services received by the Corporation from such consultants or professional advisors; provided that such issuances in the aggregate do not exceed 0.25% of the Common Shares issued and outstanding on the Original Issuance Date, all calculated on an as-if-converted into Common Shares basis; and

(f)	any Common Shares or Derivative Securities issued to or in connection with any of the following (i) licensors of technology to the Corporation, (ii) lending or leasing institutions in connection with obtaining debt financing, or (iii) any other technology licensing, equipment leasing or other non equity interim financing transaction; provided that: (A) any such transaction or transactions approved by the Board of Directors; and (B) the maximum aggregate number of Common Shares (including Common Shares issuable on the conversion or exercise of Derivative Securities) that may be issued pursuant to all transactions contemplated by this clause (i) shall not exceed 1% of the aggregate number of Common Shares issued and outstanding on the Original Issuance Date (subject to appropriate adjustments for stock dividends, stock splits, stock consolidations, capital reorganizations and the like occurring after the Original Issuance Date), all calculated on an as-if-converted into Common Shares basis.
2.4 Adjustments for Stock Splits
Immediately following the occurrence of any one or more Stock Splits occurring at any time prior to the Expiry Date, the Exercise Price in effect immediately prior to the occurrence of such event shall be adjusted such that the Exercise Price is equal to the product obtained by multiplying the Exercise Price immediately before the Stock Split by a fraction:
(a)	the numerator of which is the number of Common Shares issued and outstanding immediately before the Stock Split; and

(b)	the denominator of which is the number of Common Shares issued and outstanding immediately after the Stock Split.
The maximum number of Warrant Shares which the Holder is entitled to purchase under this Warrant Certificate shall also be adjusted at the same time by multiplying the number by the inverse of the fraction set out above.
2.5 Adjustments for Capital Reorganizations
If and whenever at any time prior to the Expiry Date, the Common Shares are changed into the same or a different number of shares of any class or series, whether by capital reorganization, reclassification or otherwise (other than a Stock Split) or, subject to Section 1.3, upon a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation in respect of any unexercised portion of this Warrant, the Holder shall thereafter be entitled to receive and shall accept in lieu of the number of Warrant Shares, as then constituted, to which the Holder was previously entitled to receive upon exercise of this Warrant, but for the same aggregate consideration payable therefore, the number of shares or other securities or property of the Corporation or of the company resulting from such reclassification, capital reorganization, consolidation, amalgamation or merger, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger on the effective date thereof, if the Holder had been the registered holder of the number of Common Shares to which the Holder was previously entitled upon due exercise of this Warrant; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder of this Warrant may be entitled upon the exercise of this Warrant thereafter.
2.6 Other Distributions
In the event the Corporation declares a distribution payable in securities (other than securities of the Corporation), evidences of indebtedness issued by the Corporation or other persons or assets (excluding cash dividends paid in the ordinary course of business) then, in each such case for the purpose of this Section 2.6, the Holder shall be entitled upon exercise of this Warrant to a proportionate share of any such distribution as though it were the holder of the number of Common Shares into which this Warrant were exercisable as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution.
2.7 No Impairment
The Corporation will not, by amendment of its articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant Certificate, but will at all times in good faith assist in the carrying out of all the provisions of Article 2 and in the taking of any action necessary or appropriate in order to protect the rights of the Holder against impairment.
2.8 Reservation of Common Shares
The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the exercise of this Warrant, such number of Warrant Shares as from time to time is sufficient to effect the exercise of this entire Warrant, and if at any time the number of authorized but unissued Common Shares is not sufficient to effect the exercise in full of this Warrant, then the Corporation will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as is sufficient for such purpose.
2.9 Disputes
If a dispute shall at any time arise with respect to adjustments in the Exercise Price, such dispute shall be conclusively determined by the Corporation’s firm of independent chartered accountants as may be selected by the board of directors of the Corporation and any such determination shall be binding upon the Corporation and the Holder, absent manifest error. Such firm of independent chartered accountants shall be provided access to all necessary records of the Corporation. If any such determination is made, the Corporation shall deliver a certificate to the Holder describing such determination.

2.10 Certificate as to Adjustments
In each case of an adjustment or readjustment of the Exercise Price, the Corporation will promptly furnish the Holder with a certificate, prepared by the firm of independent chartered accountants, showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.
2.11 Further Adjustment Provisions
If, at any time as a result of an adjustment made pursuant to this Article 2, the Holder becomes entitled to receive any shares or other securities of the Corporation other than Common Shares upon surrendering this Warrant for exercise, the conversion ratio in respect of such other shares or securities (if such other shares or securities are by their terms convertible securities) will be adjusted after that time, and will be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Exercise Price contained in this Article 2, and the remaining provisions of this Article 2 will apply mutatis mutandis to any such other shares or securities.
2.12 Other Events
If any change in the outstanding Common Shares or any other event occurs as to which the anti-dilution provisions of this Article 2 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Holder in accordance with such provisions, then the board of directors of the Corporation shall make an adjustment in the number or class of shares to be issued pursuant to the exercise of this Warrant, the Exercise Price or the application of such provisions, so as to protect such rights of the Holder as aforesaid. The adjustment shall be such as will give the Holder, upon exercise for the same aggregate Exercise Price, the total number, class and kind of shares as it would have owned had this Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.
2.13 Cumulative Adjustments
The adjustments provided for in this Article 2 are cumulative and shall apply to successive Stock Splits, capital reorganizations, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Article 2. If the Corporation sets a record date to determine the holders of its Common Shares for the purpose of any event which would result in an adjustment to the number of Warrant Shares issuable upon exercise of this Warrant and shall thereafter and before the completion of such event legally abandon its plan to do so, then no adjustment in the number of Warrant Shares to which the Holder is entitled pursuant to exercise of this Warrant shall be required by reason of the setting of such record date.
2.14 Notice of Adjustment
Upon any adjustment of the number or kind of securities into which this Warrant is exercisable, the Corporation shall give written notice thereof to the Holder, which notice shall state the number of Warrant Shares or other securities subject to this Warrant resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder, there shall be transmitted promptly to the Holder a statement of a firm of independent chartered accountants to the effect that such firm concurs in the Corporation’s calculation of the change.
2.15 Notice of Special Matters
The Corporation covenants that, so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in this Article 2 which may give rise to an adjustment in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days prior to the applicable record date.
ARTICLE 3
LIMITATION ON TRANSFER
3.1 Limitations on Transfer
Subject to compliance with all applicable securities laws, including the Securities Act, and the terms and conditions of the Shareholders’ Agreement, this Warrant, the Warrant Shares or any interest therein or portion thereof shall be fully transferable, in whole or in part, at any time and from time to time.
3.2 Transfer Legend
Each certificate representing (i) the Warrant Shares or (ii) any other securities issued in respect to the Warrant Shares, upon any stock split, stock dividend, capital reorganization, merger, consolidation or similar event, shall (unless such securities have been qualified for distribution and resale under applicable securities laws) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable securities laws and pursuant to the Shareholders’ Agreement unless, in the opinion of counsel for the Holder thereof (which counsel shall be satisfactory to the Corporation, acting reasonably), the legend is no longer required by law:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD, OFFERRED FOR SALE OR OTHERWISE TRANSFERRED UNLESS (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) IN A TRANSACTION THAT IS EXEMPT FROM OR NOT SUBJECT TO THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW.
UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL NOT TRADE THE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) JANUARY ●, 2008 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
ARTICLE 4
WARRANTIES AND COVENANTS
4.1 General Covenants, Responsibilities and Warranties of the Corporation
(a)	The Corporation represents and warrants that it is duly authorized to enter into and perform its obligations under this Warrant Certificate.

(b)	The Corporation shall at all times reserve and keep available free from pre-emptive rights, out of the aggregate of its authorized unissued Common Shares, for the purpose of enabling it to satisfy any obligation to issue Common Shares upon exercise of this Warrant, the full number of Warrant Shares deliverable upon the exercise thereof.

(c)	The Corporation covenants that all Warrant Shares which may be issued upon exercise of this Warrant and payment therefor will, upon issue, be fully paid and non-assessable.

(d)	In the event that the Common Shares are listed or quoted for trading on any stock exchange or quotation system, the Corporation shall use its commercially reasonable best efforts to cause all Warrant Shares issued upon exercise of this Warrant to be listed for trading on each such exchange.

(e)	The Corporation represents and warrants that all necessary corporate actions have been done and performed to create this Warrant and to make this Warrant and this Warrant Certificate a legal, valid and binding obligation of the Corporation. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant Certificate.

(f)	The Corporation will give written notice of the issue of the Warrant Shares upon the exercise of this Warrant, in such detail as may be required, to each securities commission or similar regulatory authority in each applicable jurisdiction in

Canada in which there is legislation or regulations requiring the giving of any such notice.
(g)	The Corporation will direct its transfer agent to, or if the Corporation serves as its own transfer agent, the Corporation shall, issue share certificates representing the number of Warrant Shares issuable upon exercise of this Warrant as evidenced by a duly executed Election Exercise Form or Net Issuance Form, and subject to adjustment as set forth herein within five (5) Business Days of receipt of such form by the Corporation.

(h)	Except in the case that this Warrant is deemed to be automatically exercised as contemplated by Section 1.3 hereof, the Corporation will not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction, the Corporation and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Holder, are reasonably necessary or advisable to establish that upon the consummation of such transaction:
(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate; and

(ii)	this Warrant will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant.
(i)	The Corporation represents and warrants that the issuance, execution and delivery of this Warrant does not, and the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Corporation’s articles, by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Corporation, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Corporation is a party or by which the Corporation or any of it assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.
4.2 Payment of Taxes and Duties
The Corporation shall pay all expenses in connection with, and all taxes including all applicable stamp, registration, bank transaction and Other Taxes (other than income tax and capital gains tax exigible on the income of the Holder), if any, and all other governmental charges that may be properly imposed on the Corporation in respect of the issue or delivery of Warrant Shares issuable upon the exercise of this Warrant, and shall indemnify and hold the Holder or its affiliates harmless from any taxes, interest and penalties which may become payable by the Holder or its affiliates as a result of the failure or delay by the Corporation to pay such taxes specified above. For the purposes hereof, “Other Taxes” means any present or future stamp, documentary or similar issue or transfer taxes or any other excise or property taxes, charges or similar levies in respect of the issue or delivery of the Warrant Shares issuable upon exercise of this Warrant.
4.3 Remedies
To the extent permitted by law, the Corporation’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing Common Shares upon exercise of this Warrant as required pursuant to the terms hereof.
ARTICLE 5
RULES OF INTERPRETATION
5.1 Definitions
Whenever used in this Agreement, the following words and terms shall have the meanings set out below:
“as-if converted to Common Share basis” means:
(a)	in respect of a Class 1 Share, the number of whole Common Shares into which such Class 1 Share is then convertible; and

(b)	in respect of any other Derivative Securities, the number of whole Common Shares into which such securities are then convertible, exchangeable or exercisable;
“Business Day” means any day, other than a Saturday or Sunday, on which chartered banks in Ottawa, Ontario, are open for commercial banking business during normal banking hours;
“Class 1 Shares” means the Class 1 Convertible Preferred Shares of the Corporation;

“Common Shares” means the common shares in the capital of the Corporation;
“Consideration Per Share” means:
(c)	in respect of the issuance of Common Shares, an amount equal to:
(i)	the total consideration received by the Corporation for the issuance of such Common Shares, divided by

(ii)	the number of such Common Shares issued;
(d)	in respect of the issuance of Derivative Securities, an amount equal to:
(i)	the total consideration received by the Corporation for the issuance of such Derivative Securities plus the minimum amount of any additional consideration payable to the Corporation upon exercise, conversion or exchange of such Derivative Securities; divided by

(ii)	the maximum number of Common Shares that would be issued if all such Derivative Securities were exercised, converted or exchanged in accordance with their terms on the effective date of the relevant calculation, provided, however, that if the amount determined in accordance with this clause (i) or (ii) above equals zero in respect of any particular issuance of Common Shares or Derivative Securities, then the “Consideration Per Share” in respect of such issuance shall be the amount as may be determined by the agreement in writing of the Corporation and the Holder. In the event that the Corporation and the Holder do not agree on such amount, the Corporation shall not issue such Common Shares or Derivative Securities;
“Derivative Securities” means:
(e)	all shares and other securities that are convertible into or exchangeable for Common Shares (including the Class 1 Shares); and

(f)	all options, warrants and other rights to acquire Common Shares or securities directly or indirectly convertible into or exchangeable for Common Shares;
“Excluded Issuances” has the meaning set forth in Section 2.3 of this Warrant Certificate.
“Expiry Date” means August 16, 2012;
“Fair Market Value” means:
(a)	in respect of assets other than securities, the fair market value thereof as determined in good faith by the Board of Directors, provided, however, that if the

Holder object in writing to any such determination within 10 days of receiving notice of such determination, the fair market value will be determined by an independent and qualified investment banking or business valuation firm mutually agreeable to the Board of Directors and the Holder, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation);
(b)	in respect of Common Shares, the fair market value thereof, as determined in accordance with Exhibit “1” attached to this Warrant; and

(c)	in respect of securities other than Common Shares:
(i)	if such securities are not subject to any statutory hold periods or contractual restrictions on transfer:
(A)	if traded on one or more securities exchanges or markets, the weighted average of the closing prices of such securities on the exchange or market on which the securities are primarily traded over the 20 day period ending three days prior to the relevant date;

(B)	if actively traded over-the-counter, the weighted average of the closing bid or sale prices (whichever are applicable) over the 20 day period ending three days prior to the relevant date; or

(C)	if there is no active public market, the fair market value of such securities as determined in good faith by the Board of Directors, but no discount or premium is to be applied to their valuation on the basis of the securities constituting a minority block or a majority block of securities, or
(ii)	if such securities are subject to statutory hold periods or contractual restrictions on transfer, or both, the fair market value of such securities as determined by applying an appropriate discount, as determined in good faith by the Board of Directors, to the value as calculated in accordance with clause (A) above, provided, however, that if the Holder object in writing to any determination of the Board of Directors made under clause (A) or (B) above within 10 days of receiving notice of such determination, the applicable fair market value and/or discount, as the case may be, will be determined by an independent investment banking or business valuation firm mutually agreeable to the Board of Directors and the Holder, as the case may be, whose decision is final and binding on all Persons (the costs of which shall be borne by the Corporation);
“Qualified IPO” has the meaning set out in the Shareholders’ Agreement;

“Shareholders’ Agreement” means the shareholders’ agreement dated August 16, 2007 among the Corporation, the Holder and certain other parties; and
“Stock Split” means:
(d)	the issuance of Common Shares as a dividend or other distribution on outstanding Common Shares;

(e)	the subdivision of outstanding Common Shares into a greater number of Common Shares; or

(f)	the combination of outstanding Common Shares into a smaller number of Common Shares.
5.2 Certain Rules of Interpretation
In this Agreement:
(a)	Currency — Unless otherwise specified, all references to money amounts are to lawful currency of the United States of America.

(b)	Governing Law — This Warrant Certificate is a contract made under and shall be governed by and construed in accordance with the laws of the State of New York. Subject to Section 2.9 and with respect to determination of the Fair Market Value as provided for herein, any action, suit or proceeding arising out of or relating to this Warrant Certificate shall be brought in the courts of the State of New York and each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	Headings — Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Warrant Certificate.

(d)	Number and Gender — Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(e)	Time — Time is of the essence in the performance of the parties’ respective obligations under this Warrant Certificate.

(f)	Time Periods — Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

(g)	Business Days — If any payment is required to be made or other action is required to be taken pursuant to this Warrant Certificate on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

(h)	Including — Where the word “including” or “includes” is used in this Warrant Certificate, it means “including (or includes) without limitation”.

(i)	No Strict Construction — The language used in this Warrant Certificate is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(j)	Severability — If, in any jurisdiction, any provision of this Warrant Certificate or its application to the Corporation or the Holder or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Warrant Certificate and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to the other party or other circumstances.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by a duly authorized officer.
DATED this        day of January, 2008.

MITEL NETWORKS CORPORATION
By:
Name:
Title:

[SIGNATURE PAGE TO SERIES 1 WARRANT CERTIFICATE]

EXHIBIT I
DETERMINATION OF FAIR MARKET VALUE
The “Fair Market Value” of Common Shares will be determined in accordance with the following procedures:
(k)	The Board of Directors and the Holder will in good faith attempt to agree upon the Fair Market Value of the Common Shares that are the subject of the proposed determination under this Exhibit “1”.

(l)	Fair Market Value of such Common Shares will in all cases (i) be calculated on the assumption of an arm’s length sale at open market value on a “going concern basis” with no minority discount applied, and (ii) take into account any conversion rights, liquidation preferences and any other entitlements attached to any other securities of the Corporation.

(m)	If the Fair Market Value has not been agreed upon between the Corporation and the Holder within 10 Business Days after commencing their good faith attempt to agree upon the Fair Market Value under clause (a) above, then within five Business Days after the end of such 10 Business Day period, the Corporation and the Holder shall jointly appoint a U.S. or Canadian nationally recognized independent and qualified investment banking or business valuation firm (the “Valuator”) to determine the Fair Market Value of such shares which are subject of the proposed determination under this Exhibit “1”. If the Corporation, the Holder cannot agree on a Valuator within such five Business Day period, the Corporation or the Holder may thereafter apply to a court of competent jurisdiction to have the court appoint such Valuator meeting the foregoing criteria to determine the Fair Market Value of the subject shares. The determination by the Valuator shall be final and binding on the Corporation and the Holder absent manifest error.

(n)	The Corporation shall be responsible for all costs incurred in connection with the independent valuation performed by the Valuator (including the costs of any court proceeding to appoint the Valuator, if applicable).

(o)	The Valuator shall be instructed to deliver its determination of Fair Market Value as at the applicable valuation date, as soon as practicable following its appointment and in any event within 30 Business Days thereafter.

(p)	In the event that the Valuator provides a range of fair market values, the middle of such range shall be utilized for purposes of determining the Fair Market Value of the subject shares.

(q)	The Corporation shall immediately provide to the Valuator such information, including confidential information, and allow such firm to conduct “due diligence” and make such investigations and inquiries with respect to the affairs of the Corporation and its subsidiaries as may be required by such Valuator in order to fulfill its mandate, provided that such firm executes a confidentiality agreement in favor of the Corporation containing standard terms and conditions.

SCHEDULE A
ELECTION TO EXERCISE
TO: MITEL NETWORKS CORPORATION
The undersigned, holder of the Warrant Certificate, hereby exercises the Warrant in respect of _________ common shares of Mitel Networks Corporation (or such number of other securities or property to which such exercise entitles it in lieu thereof or in addition thereto in accordance with the provisions of the Warrant Certificate) on the terms specified in the Warrant Certificate.
The undersigned encloses the aggregate Exercise Price of $______ in respect of this exercise.
The Warrant Shares (as this term is defined in the Warrant Certificate) subscribed for will be issued to the undersigned and certificate(s) representing the Warrant Shares will be mailed to the address set forth below.
     DATED this ___th day of _______, 20___.

[●]
By:
	Name:	●
	Title:	●

Print below the address in full of the Holder.

Address:	[●]
Registration Instructions:	[●]

SCHEDULE B
NET ISSUANCE ELECTION FORM
TO: MITEL NETWORKS CORPORATION
The undersigned, holder of the Warrant Certificate hereby elects to receive, without payment by the undersigned of any additional consideration, ______ Warrant Shares (as that term is defined in the Warrant Certificate) pursuant to Section 1.4 of the attached Warrant Certificate.
The Warrant Shares subscribed for will be issued to the undersigned and the certificate(s) representing the Warrant Shares will be mailed to the address set forth below.
     DATED this ___th day of _______, 20___.

[● ]
By:
	Name:	●
	Title:	●

Print below the address in full of the Holder.

Address:	[●]
Registration Instructions:	[●]